GORDON FEINBLATT LLC

ATTORNEYS AT LAW

ANDREW D. BULGIN 410.576.4280 FAX 410.576.4196 abulgin@gfrlaw.com	233 EAST REDWOOD STREET BALTIMORE, MARYLAND 21202-3332 410-576-4000 WWW.GFRLAW.COM

April 27, 2012

VIA EDGAR

Securities and Exchange Commission

Division of Corporation Finance

100 F Street, N.E.

Washington, D.C. 20549

Re:	Crumbs Bake Shop, Inc.
File No. 001-35220
Definitive Proxy Statement on Schedule 14A

Ladies and Gentlemen:

Filed herewith is the definitive proxy statement on Schedule 14A of Crumbs Bake Shop, Inc. (the “Corporation”) in respect of the 2012 annual meeting of the Corporation’s stockholders. At the 2012 annual meeting, stockholders will be asked to, among other things, approve an amendment to the Corporation’s Equity Incentive Plan to increase the number of shares of common stock that may be issued thereunder (the “Plan Amendment”). Pursuant to Instruction 5 of Item 10 of Schedule 14A, the Corporation hereby notifies the Commission, on a supplemental basis, that the Corporation intends to register the additional shares covered by the Plan Amendment under the Securities Act of 1933, as amended, on a Form S-8 as soon as is reasonably practicable after stockholder approval of the Plan Amendment.

Please contact the undersigned if you have any questions relating to this filing.

Very truly yours,

/s/ Andrew D. Bulgin

Andrew D. Bulgin

Attachment

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CRUMBS BAKE SHOP, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: N/A

	(2)	Aggregate number of securities to which transaction applies: N/A

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

	(4)	Proposed maximum aggregate value of transaction: N/A

	(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials: N/A

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement no.:

	(3)	Filing Party:

	(4)	Date Filed:

CRUMBS BAKE SHOP, INC.

110 West 40th Street, Suite 2100

New York, New York 10018

April 27, 2012

To the Stockholders of Crumbs Bake Shop, Inc.:

You are cordially invited to attend the annual meeting of stockholders of Crumbs Bake Shop, Inc. on Thursday, June 14, 2012. The annual meeting will begin at 1:00 p.m., local time, at the offices of Rothstein Kass, 1350 Avenue of the Americas, New York, New York 10019.

Information regarding each of the matters to be voted on at the annual meeting is contained in the attached notice of annual meeting of stockholders and proxy statement. We urge you to read the enclosed proxy statement carefully. Because it is important that your shares be voted at the annual meeting, we urge you to complete, date and sign the enclosed proxy card and return it as promptly as possible in the accompanying envelope, whether or not you plan to attend in person. If you are a stockholder of record and do attend the meeting and wish to vote your shares in person, even after returning your proxy, you still may do so.

We appreciate your continued support of, and interest in, Crumbs Bake Shop, Inc. and its subsidiary, Crumbs Holdings LLC.

We look forward to seeing you in New York on June 14, 2012.

Very truly yours,

By:	/s/ Edwin H. Lewis

Edwin H. Lewis
Chairman of the Board of Directors

CRUMBS BAKE SHOP, INC.

110 West 40th Street, Suite 2100

New York, New York 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 14, 2012

TO THE STOCKHOLDERS OF CRUMBS BAKE SHOP, INC.:

NOTICE IS HEREBY GIVEN that the 2012 annual meeting of stockholders of Crumbs Bake Shop, Inc., a Delaware corporation (the “Company”), will be held at Rothstein Kass, 1350 Avenue of the Americas, New York, New York 10019, on Thursday, June 14, 2012, at 1:00 p.m., local time, for the following purposes, as described in the accompanying proxy statement:

1.	To vote on the election of the five nominees named in the attached proxy statement and proxy card to serve on the Board of Directors until the 2013 annual meeting of stockholders and until the election and qualification of their successors;

2.	To approve an amendment to the Company’s Equity Incentive Plan that increases by 700,000 the number of shares of common stock authorized for issuance thereunder;

3.	To ratify the appointment of Rothstein Kass as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

4.	To authorize the Board of Directors to adjourn and postpone the annual meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies in the event there are insufficient votes present in person or represented by proxy at the annual meeting to approve the proposals; and

5.	To transact any other business which properly may be brought before the annual meeting or any adjournment or postponement thereof, including matters incidental to its conduct.

All stockholders are cordially invited to attend the annual meeting of stockholders. Only stockholders of record of the Company as of the close of business on April 20, 2012 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. A complete list of these stockholders will be open for the examination of any stockholder of record at the Company’s principal executive offices located at 110 West 40th Street, Suite 2100, New York, New York 10018 for a period of 10 days prior to the annual meeting. The list will also be available for the examination of any stockholder of record present at the annual meeting.

Your vote is important. Your prompt response will also help reduce proxy costs and will help you avoid receiving follow-up telephone calls or mailings. Please vote as soon as possible.

By Order of the Board of Directors, Crumbs Bake Shop, Inc.

New York, New York	By:	/s/ Ronda S. Kase
April 27, 2012		Ronda S. Kase, Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to be Held on June 14, 2012.

The attached Proxy Statement and Crumbs Bake Shop, Inc.’s Annual Report to Stockholders (including its Annual Report on Form 10-K) for the year ended December 31, 2011 are available at: http://www.cstproxy.com/crumbs/2012

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i

CRUMBS BAKE SHOP, INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To be held June 14, 2012

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU FURNISH ME THIS PROXY STATEMENT?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of Crumbs Bake Shop, Inc., a Delaware corporation (the “Company,” “we,” us,” and “our”), for use at the annual meeting of the Company’s stockholders to be held at the offices of Rothstein Kass, 1350 Avenue of the Americas, New York, New York 10019, on Thursday, June 14, 2012 at 1:00 p.m., local time, and at any adjournments or postponements of the annual meeting. This proxy statement summarizes the information that you need to make an informed vote on the proposals to be considered at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card using the envelope provided. The approximate date on which this proxy statement and related proxy card will be sent to the Company’s stockholders is April 27, 2012.

WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?

Stockholders will be asked to consider the following proposals at the annual meeting:

1.	To vote on the election of the five nominees named in this proxy statement and attached proxy card to serve on the Board of Directors until the 2013 annual meeting of stockholders and until the election and qualification of their successors;

2.	To approve an amendment to the Company’s Equity Incentive Plan that increases by 700,000 the number of shares of Common Stock authorized for issuance thereunder;

3.	To ratify the appointment of Rothstein Kass as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

4.	To authorize the Board of Directors to adjourn and postpone the annual meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies in the event there are insufficient votes present in person or represented by proxy at the annual meeting to approve the proposals; and

5.	To transact any other business which properly may be brought before the annual meeting or any adjournment or postponement thereof, including matters incidental to its conduct.

The Company’s Board of Directors has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the stockholders vote in favor of each of the proposals.

WHO MAY VOTE ON THESE PROPOSALS?

Stockholders who owned shares of the Company’s voting stock as of the close of business on April 20, 2012 (the “Record Date”) are entitled to vote at the annual meeting on all matters properly brought before the annual meeting.

As of the Record Date, the Company had 5,505,885 issued and outstanding shares of common stock, $0.0001 par value per share (the “Common Stock”), and 390,000 issued and outstanding shares of Series A Voting Preferred Stock, $0.0001 par value per share (the “Series A Voting Preferred Stock”).

HOW MANY VOTES DO I HAVE?

Each share of Common Stock is entitled to one vote on each matter that comes before the annual meeting, and each share of Series A Voting Preferred Stock is entitled to 10 votes on each matter that comes before the annual meeting.

WHY WOULD THE ANNUAL MEETING BE ADJOURNED AND POSTPONED?

The Board intends to adjourn and postpone the annual meeting if, as of June 14, 2012, the number of shares of Common Stock and Series A Voting Preferred Stock present at the annual meeting, in person or represented by proxy, is insufficient to either constitute a quorum or approve any of the proposals described in this proxy statement to be submitted to stockholders for consideration.

WHAT CONSTITUTES A QUORUM?

To conduct business at the Company’s annual meeting, a majority of the voting power of the issued and outstanding shares of Common Stock and Series A Voting Preferred Stock of the Company, voting together as a single class, must be present in person or represented by proxy. This is known as a “quorum.” Abstentions and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, referred to as “broker non-votes,” will count toward establishing a quorum.

HOW DO I VOTE BY PROXY?

Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the proxy card provided and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the annual meeting or to vote in person.

If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed on the proxy card. If you sign the proxy card but do not give voting instructions for a particular proposal, then your proxy will vote your shares on that proposal as recommended by the Board of Directors as follows:

1.	FOR the election of the five director nominees identified below;

2.	FOR the approval of the amendment to the Equity Incentive Plan;

3.	FOR the ratification of the appointment of Rothstein Kass as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

4.	FOR the Board authorization to adjourn and postpone the annual meeting to a later date or dates if there is no quorum or there are insufficient votes to approve of the proposals; and

5.	In the proxy’s discretion with respect to any other business which is properly brought before the annual meeting or any adjournment or postponement thereof, including matters incidental to its conduct.

As of the date of this proxy statement, we are not aware of any matters other than those set forth in Proposals 1 through 4 that will be brought before the annual meeting.

HOW DO I VOTE IN PERSON?

If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, then you must bring a power of attorney executed by the broker, bank or other nominee that is the record owner of your shares that authorizes you to vote those shares.

MAY I REVOKE MY PROXY?

If you give a proxy, then you may revoke it at any time before it is exercised, as follows:

1.	You may send in another proxy bearing a later date; or

2.	You may notify the Company in writing (if the stockholder is an entity, under its seal, by an officer or other authorized person of the entity) at the Company’s administrative offices before the annual meeting that you are revoking your proxy; or

3.	You may vote in person at the annual meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Proposal 1: Election of five director nominees to the Board of Directors.

Directors are elected by a plurality of all votes cast by holders of the Common Stock and Series A Voting Preferred Stock, voting together as a single class, present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. A nominee who receives a plurality means that he has received more votes than any other nominee for the same director’s seat. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum, but they will have no impact on the outcome of the vote on the election of directors.

Proposal 2: Approval of an amendment to the Equity Incentive Plan that increases the number of shares of Common Stock that may be issued thereunder.

The approval of the amendment to the Company’s Equity Incentive Plan (the “Equity Incentive Plan”) that increases the number of shares of Common Stock that may be issued thereunder, as described in Proposal 2, requires the affirmative vote of the majority of the shares of Common Stock and Series A Voting Preferred Stock, voting together as a single class, present in person or represented by proxy at the annual meeting and entitled to vote thereon. An abstention will be treated as a vote against the amendment, but a broker non-vote will have no impact on the outcome of the approval of the amendment.

Proposal 3: Ratification of the appointment of the Company’s independent registered public accounting firm.

The ratification of the appointment of the Company’s independent registered public accounting firm, as described in Proposal 3, requires the affirmative vote of the majority of the shares of Common Stock and Series A Voting Preferred Stock, voting together as a single class, present in person or represented by proxy at the annual meeting and entitled to vote thereon. An abstention will be treated as a vote against the ratification, but a broker non-vote will have no impact on the outcome of the approval of the amendment.

Proposal 4: Board authorization to adjourn and postpone the annual meeting.

Approval of the proposal to authorize the Board of Directors to adjourn and postpone the annual meeting, as described in Proposal 4, requires the affirmative vote of the majority of the shares of Common Stock and Series A Voting Preferred Stock, voting together as a single class, present in person or represented by proxy at the annual meeting and entitled to vote thereon. An abstention will be treated as a vote against the amendment, but a broker non-vote will have no impact on the outcome of the approval of the amendment.

ARE THERE ANY DISSENTERS’ RIGHTS OF APPRAISAL?

The Board of Directors is not proposing any action for which the laws of the State of Delaware, the Company’s Certificate of Incorporation or the Company’s Amended and Restated Bylaws (the “Bylaws”) provide a stockholder with a right to dissent and obtain appraisal of or payment for such stockholder’s shares.

WHO WILL BEAR THE COST OF SOLICITING PROXIES?

The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company may solicit proxies in person, by telephone or by electronic means.

WHERE ARE THE COMPANY’S PRINCIPAL EXECUTIVE AND ADMINISTRATIVE OFFICES?

The principal executive offices of the Company are located at 110 West 40th Street, Suite 2100, New York, New York 10018 and the telephone number is (212) 221-7105. The administrative offices of the Company are located at P.O. Box 388, 145 Main Street, Preston, Maryland 21655 and the telephone number is (410) 673-1220.

HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT THE COMPANY?

Copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”), which contains audited financial statements for the year ended December 31, 2011, is being sent to all stockholders along with this proxy statement. Additional copies of the Form 10-K will be furnished without charge to stockholders upon written request. Exhibits to the Form 10-K will be provided upon written request and payment of an appropriate fee. All written requests should be directed to: Ronda S. Kase, Secretary, P.O. Box 388, 145 Main Street, Preston, Maryland 21655.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which requires that it file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov. In addition, the Company’s Exchange Act filings may be inspected and copied at the public reference facilities of the SEC located at Room 1580, 100 F Street, N.E., Washington, DC 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth information known to us regarding the beneficial ownership of the Common Stock and the Series A Voting Preferred Stock as of March 31, 2012, by: (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Series A Voting Preferred Stock; (iii) each director, director nominee and named executive officer (as defined below in the section entitled, “Compensation of Directors and Executive Officers”); and (iv) all executive officers and directors as a group. Each stockholder’s beneficial ownership of Common Stock has been calculated assuming 15,114,685 shares of Common Stock are issued and outstanding, including (i) 252,500 shares of restricted stock that entitle the holders thereof to vote such shares, (ii) 5,456,300 shares of Common Stock issuable upon exercise of outstanding warrants to purchase Common Stock (the “Warrants”) and (iii) 3,900,000 shares of Common Stock in exchange for 3,900,000 Class B Exchangeable Units (“Class B Units”) of Crumbs Holdings LLC, a Delaware limited liability company and subsidiary of the Company (“Holdings”), issued to the members of Holdings (the “Members”) upon consummation of the Merger (defined below) and related business transactions discussed below. Each stockholder’s beneficial ownership of Series A Voting Preferred Stock has been calculated assuming 390,000 shares of Series A Voting Preferred Stock are issued and outstanding and that none of the 3,900,000 Class B Units have been exchanged for shares of Common Stock. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all securities that they beneficially own (within the meaning of Rule 13d-3 of the Exchange Act).

Name and Address of Beneficial Owners	Amount and nature of beneficial ownership of Common Stock		Approximate percentage of outstanding Common Stock	Amount and nature of beneficial ownership of Series A Preferred Stock	Approximate percentage of outstanding Series A Preferred Stock
Directors, Nominees and Named Executive Officers
Harley Bauer	—		—	—	—
Jason Bauer (1) (2)	1,296,749	(3)	8.58%	126,674.9	32.48%
Stephen Z. Fass (2)	8,000		*	—	—
Julian R. Geiger	799,000		5.29%	79,900.0	20.49%
John D. Ireland (2)	132,502	(3)	*	9,750.2	2.50%
Mark D. Klein (2)(4)	224,756		1.49%	—	—
Frederick G. Kraegel (2)(5)	16,063		*	—	—
Edwin H. Lewis (2)(6)	2,386,143	(3)	15.79%	173,674.9	44.53%
Andrew J. Moger (2)	8,000		*	—	—
Gary Morrow (2)	—		—	—	—
Leonard A. Potter (2)(7)	114,253		*	—	—
Jeffrey D. Roseman (2)	10,500		*	—	—

All Directors and Executive Officers as a Group (13 Persons) (8)	5,040,966		33.35%	390,000.0	100.0	%

5% Stockholders
57th Street GAC Holdings LLC (9)	806,256		5.33%
Austin W. Marxe and David M. Greenhouse (10)	1,391,256		9.20%	—	—
Bauer Holdings, Inc. (11)	1,266,749	(3)	8.38%	126,674.9	32.5%
EHL Holdings LLC (6)	2,378,143	(3)	15.73%	173,674.9	44.5%

Notes:

*	Less than 1%.
(1)	The amounts shown include the securities held by Bauer Holdings, Inc. (“Bauer Holdings” and formerly Crumbs, Inc.), which is owned by Jason Bauer, his spouse and his father, each of whom serves as a director of Bauer Holdings, and 5,000 shares of restricted stock with voting rights held by spouse.
(2)	Includes shares of restricted stock with voting rights in the amount of 25,000 shares to each of Messrs. Bauer and Ireland and 8,000 shares to each of Messrs. Fass, Klein, Kraegel, Lewis, Moger, Potter and Roseman.
(3)	Assumes the Members exchange their 3,900,000 Class B Units into 3,900,000 shares of Common Stock. In connection with such exchange and pursuant to the terms of the Business Combination Agreement and the Certificate of Designation relating to the Series A Voting Preferred Stock, the 390,000 shares of Series A Voting Preferred Stock issued to the Members in connection with the consummation of the Merger will be automatically redeemed. Does not reflect: (i) up to 440,000 shares of Series A Voting Preferred Stock issuable in connection with certain financial and stock price targets, none of which are exchangeable into Common Stock; provided, however, upon the exchange of Class B Units into Common Stock by any such Member, the shares of Series A Voting Preferred Stock owned by such Member will be cancelled at a ratio of 1:10 and (ii) up to 4,400,000 Class B Units which may be earned by the Members if certain financial and stock price targets are met. If such financial and stock price targets are not met (or partially met) prior to December 31, 2015, the end of the contingency period, such unearned shares will not be issued. Includes 10,000 shares of common stock purchased by Mr. Ireland in December 2011.
(4)	This amount includes 216,756 shares of Common Stock beneficially owned by Mr. Klein through his ownership interest in 57th Street GAC Holdings LLC (“57th Street Holdings”). Mr. Klein disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
(5)	This amount includes 8,063 shares of Common Stock beneficially owned by Mr. Kraegel through his ownership interest in 57th Street Holdings. Mr. Kraegel disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
(6)	The amounts shown include the securities owned by EHL Holdings LLC (“EHL Holdings”) of which Edwin H. Lewis is the sole member. EHL Holdings’ address is 220 S. Morris St., Box 8, Oxford, Maryland 21654.
(7)	This amount includes 106,253 shares of Common Stock beneficially owned by Mr. Potter through his ownership interest in 57th Street Holdings. Mr. Potter disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
(8)	This amount includes shares of restricted stock with voting rights in the amount 45,000 shares issued to Robin Sepe, the Company’s Senior Vice President of Human Resources.
(9)

Pursuant to a Schedule 13G filed with the SEC on June 28, 2011, the sole managing member of 57th Street Holdings, the Company’s founding stockholder, is Paul D. Lapping, formerly the Company’s chief financial officer, treasurer, secretary and director, who has sole voting and dispositive power over 57th Street Holdings and, as a result, Mr. Lapping may be considered the beneficial owner of any shares owned by 57th Street Holdings. This includes 350,000 shares of Common Stock issued to 57th Street Holdings pursuant to the Insider Warrant Exchange Agreement dated as of May 5, 2011, among the Company, 57th Street Holdings and the other parties thereto for the exchange of warrants to purchase up to 3.5 million shares of Common Stock (the “Exchange Shares”). Mr. Lapping disclaims beneficial ownership of any shares in which he does not have a pecuniary interest. The business address of 57th Street Holdings is 590 Madison Avenue, 35th Floor, New York, New York 10022.

(10)	Pursuant to a Schedule 13G/A filed with the SEC on February 13, 2012, Austin W. Marxe (“Marxe”) and David M. Greenhouse (“Greenhouse”), Marxe and Greenhouse share voting and investment control over all securities owned by Special Situations Fund III QP, L.P. (“SSFQP”), Special Situations Cayman Fund, L.P. (“Cayman”) and Special Situations Private Equity Fund, L.P. (“PE”). 516,038 shares of Common Stock and 437,746 Warrants to purchase Common Stock are held by SSFQP, 169,045 shares of Common Stock and 140,511 Warrants to purchase Common Stock are held by Cayman and 71,173 shares of Common Stock and 56,743 Warrants to Purchase Common Stock are held by PE. The interests of Marxe and Greenhouse in the shares of Common Stock and the Warrants owned by SSFQP, Cayman and PE is limited to the extent of his pecuniary interest. Pursuant to such Schedule 13G/A, Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc. (“AWM”), the general partner of and investment adviser to Cayman. AWM also serves as the general partner of MGP Advisers Limited Partnership, the general partner of SSFQP. Marxe and Greenhouse are also members of MG Advisers L.L.C., the general partner of PE. AWM serves as the investment adviser to SSFQP and PE. The address of Marxe and Greenhouse is 527 Madison Avenue, Suite 2600, New York, New York 10022.
(11)	The address of Bauer Holdings is 110 West 40th St., Suite 2100, New York, New York 10018.

Change in Control

As previously disclosed in the Company’s various reports filed with the SEC, including its Current Reports on Form 8-K, a change in control of the Company has occurred since the beginning of its last fiscal year. The following paragraphs summarize that change in control.

On May 5, 2011, the Company completed its initial business transaction pursuant to the Business Combination Agreement dated as of January 9, 2011, as amended on each of February 18, 2011, March 17, 2011 and April 7, 2011 (as amended, from time-to-time, the “Business Combination Agreement”), by and among the Company, 57th Street Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), Holdings, the Members of Holdings immediately prior to the consummation of the Merger (defined below) and the representatives of the Members and Holdings pursuant to which, subject to the terms and conditions contained therein, Merger Sub was merged with and into Holdings with Holdings surviving the merger as a non-wholly owned subsidiary of the Company (the “Merger”). Immediately following the transaction and the tender offer that we conducted in conjunction therewith and described below (the “Tender Offer”), the Members beneficially owned approximately 31% of the Company’s Common Stock.

On May 4, 2011, prior to the Merger, the Company completed its Tender Offer to purchase up to 1,803,607 issued and outstanding shares of its Common Stock for $9.98 per share, net to the seller in cash without interest (the “Purchase Price”), upon the terms and subject to the conditions set forth in the Third Amended and Restated Offer to Purchase dated April 18, 2011 (as amended and supplemented the “Offer to Purchase”), filed as Exhibit (a)(1)(O) to Amendment No. 5 to Schedule TO filed with the SEC on April 18, 2011, as amended and supplemented on each of April 21, 2011, April 25, 2011, April 26, 2011, April 27, 2011 and May 5, 2011 (collectively, the “Schedule TO”), and the Third Amended and Restated Letter of Transmittal (the “Offer”). A total of 1,594,584 shares of Common Stock were validly tendered and not withdrawn. The Company accepted for purchase and paid for all Common Stock that validly tendered, which will be held as treasury shares unless subsequently retired. Based on the Purchase Price and the 1,594,584 shares of Common Stock validly tendered and accepted for purchase, the aggregate amount paid to acquire such Common Stock was approximately $15,913,948. The Company funded the acquisition of the Common Stock with funds released from its trust account established upon consummation of its initial public offering as described in the Offer to Purchase.

Upon consummation of the transactions contemplated by the Business Combination Agreement, Holdings issued 4,541,394 Class B Units (exchangeable for 4,541,394 shares of Common Stock) and the Company issued 454,139.4 shares of Series A Voting Preferred Stock to the Members. These transactions resulted in the Members owning at least 50.26% of the issued and outstanding voting equity of the Company.

Pursuant to the Business Combination Agreement, the Members designated certain persons to serve as directors of the Company. The Members increased the size of the Board to seven members and designated Jason Bauer, Edwin H. Lewis, Julian R. Geiger and Jeffrey D. Roseman to fill the then vacancies on the Board and, together with Mark D. Klein, Leonard A. Potter and Frederick G. Kraegel, the Company’s directors who continued in such positions, constituted the entire Board of Directors effective as of May 5, 2011. Thereafter on June 3, 2011, in order to comply with The NASDAQ Stock Market Rules (the “NASDAQ Rules”), which require that the Company’s Audit Committee include three directors who meet the independence requirements of Exchange Act Rule 10A-3, the Board of Directors increased the size of the Board of Directors to eight members and appointed Andrew J. Moger to the Board to fill the vacancy. Concurrent with Mr. Geiger’s appointment as president and chief executive officer in November 2011, the Board of Directors increased the size of the Board of Directors to nine members so that the Company could regain compliance with the requirement under the NASDAQ Rules that the Board be comprised of a majority of independent directors and, in January 2012 appointed Stephen Z. Fass as an independent director to the Board to fill the vacancy.

In addition, in accordance with the Amended and Restated Certificate of Designation in respect of the Series A Voting Preferred Stock (the “Series A Certificate of Designation”), holders of record of the Series A Voting Preferred Stock, voting exclusively and as a separate class, are entitled to elect such number of the directors of the Company (the “Series A Directors”), during the period from May 5, 2011 until December 31, 2015, substantially equivalent to a number of directors commensurate with the then aggregate beneficial ownership of the Series A Holders (the “Commensurate Ownership”) in the Company based upon the amount of outstanding securities plus, for each Series A Holder, any securities that such Series A Holder has the right to acquire within sixty (60) days pursuant to options, warrants, conversion privileges or other rights; provided however, that to the extent that the Commensurate Ownership would result in the ability of the Series A Holders to elect a fraction of a seat on the Board, that the Series A Holders shall be permitted to “round-up” to the nearest whole-number the number of directors the Series A Holders could appoint to the Board such that the aggregate number of the directors the Series A Holders could elect would exceed the Commensurate Ownership of the Series A Holders, so long as such rounding-up would not result in the Series A Holders electing a majority of the Company’s Board.

Interest of Directors and Executive Officers in the Matters to be Acted Upon

Each of the Company’s director nominees, Mark D. Klein, Frederick G. Kraegel, Leonard A. Potter, Andrew J. Moger and Stephen Z. Fass, have been nominated for reelection as directors and, therefore, have an interest in the outcome of Proposal 1.

Each of the Company’s current directors, director nominees and executive officers have an interest in the proposal to approve the amendment to the Equity Incentive Plan, as described in Proposal 2, as each is eligible to receive awards under the Equity Incentive Plan, as so amended. The benefits that will be received by, or allocated to, eligible persons under the Equity Incentive Plan, as amended, including each of the current directors, director nominees, and named executive officers (as defined below), the current executive officers as a group, the current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group, are discretionary and are not presently determinable. Information about awards granted during the Company’s fiscal year ended December 31, 2011 is provided below under the heading, “Proposal 2 – Approval of an Amendment to the Equity Incentive Plan.”

Section 16(a) Beneficial Ownership Reporting Requirements

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than 10% of the outstanding shares of the Common Stock or any other class of the Company’s equity securities that is registered under Section 12 of the Exchange Act to file reports with the SEC disclosing their ownership of such securities at the time they become subject to Section 16(a) and changes in such ownership that occur during the year. Such persons are required by the SEC’s regulations to furnish the Company with copies of all reports that they file.

Based solely upon a review of beneficial ownership reports furnished to the Company, or on written representations that no reports were required, we believe that such persons timely filed all reports required to be filed by Section 16(a) during the year ended December 31, 2011, except that one Statement of Changes in Beneficial Ownership on Form 4 (relating to one exchange transaction) was filed late by each of EHL Holdings and Edwin H. Lewis and one Statement of Changes in Beneficial Ownership on Form 4 (relating to one non-market transaction) was filed late by each of 57th Street Holdings, Paul D. Lapping, Mark D. Klein, Andrew Fink, Leonard A. Potter and Frederick G. Kraegel.

INFORMATION ABOUT DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The directors, director nominees and executive officers of the Company are as follows:

Name	Age	Position with the Company and Holdings
Edwin H. Lewis	61	Chairman of the Board
Julian R. Geiger	66	President, Chief Executive Officer and Director
Jason Bauer	42	Senior Vice President of Business Development
John D. Ireland	49	Senior Vice President, Chief Financial Officer and Treasurer
Robin Sepe	38	Senior Vice President, Human Resources
Mark D. Klein	50	Director/Director Nominee
Frederick G. Kraegel	64	Director/Director Nominee
Leonard A. Potter	50	Director/Director Nominee
Jeffrey D. Roseman	51	Director
Andrew J. Moger	42	Director/Director Nominee
Stephen Z. Fass	68	Director/Director Nominee

Set forth below are descriptions of the backgrounds of the directors, director nominees and executive officers of the Company and their principal occupations for the past five years, as well as, for directors and director nominees, the specific experience, qualifications and other attributes and skills that led the Nominating and Governance Committee to determine that such persons should serve on the Board of Directors.

Edwin H. Lewis has served as chairman of the Company’s Board since May 5, 2011, and as the chairman of the board of managers of Holdings, since March 2008. Mr. Lewis has served as chairman and chief executive officer of NYDJ Apparel, LLC, a manufacturer, marketer and distributor of women’s jeans, since September 2008. Mr. Lewis has also served as president of C&E Holdings Inc., a privately held finance company, since February 1997 and president of Magnolia Bluff, Inc., a privately held real estate holding company, since January, 2002. Mr. Lewis is the sole shareholder of C&E Holdings Inc. and Magnolia Bluff, Inc. In addition, Mr. Lewis served as president and vice chairman of Mossimo, Inc., a designer and licensor of apparel, from 2002 to 2006 and served previously as Mossimo, Inc.’s chief executive officer and vice chairman from 1998 to 2000. Mr. Lewis was with Tommy Hilfiger, Inc., a worldwide apparel and retail company, from 1990 to 1996, serving as vice chairman and chief executive officer. Mr. Lewis also worked for Polo Ralph Lauren, a worldwide apparel company, from 1974 through 1990, where he held various positions, including executive vice president and president of Ralph Lauren Womenswear, Inc., a worldwide apparel company. Mr. Lewis serves on the Board of Directors as a designee of the holders of the Series A Voting Preferred Stock (the “Series A Holders”).

As one of the Company’s largest stockholders, Mr. Lewis brings to the Board not only the perspective of a stockholder but also years of business leadership and management, public company and retail experience.

Julian R. Geiger has served as a director of the Company and Holdings since May 5, 2011 and in addition was appointed to serve as the President and Chief Executive Officer of the Company and Holdings on November 14, 2011. He served as the chairman of the board of directors of Aéropostale, Inc. (“Aéropostale”), a mall-based specialty retailer, from August 1998 to February 2012 and served as its chairman and chief executive officer from August 1998 to February 2010 and as a part-time advisor to the company from December 2010 to February 2012. From 1996 to 1998, Mr. Geiger served as president and chief executive officer of Federated Specialty Stores, Inc., a division of Federated Department Stores, Inc., which included Aéropostale. Before joining Federated Specialty Stores, Inc., Mr. Geiger served as president of the Eagle Eye Kids wholesale and retail divisions of Asian American Partners from 1993 to 1996. Prior to that time, Mr. Geiger held a wide range of merchandising positions from 1975 to 1993 at R.H. Macy & Co., Inc., a department store holding company, including president of merchandising for Macy’s East. Mr. Geiger received his BA in History from Columbia College and his MBA from the Columbia Graduate School of Business Administration. Mr. Geiger serves on the Company’s Board of Directors as a designee of the Series A Holders.

Mr. Geiger brings to the Board both operational and managerial experience in the retail and merchandising fields as well as prior experience in executive positions with public and privately held companies.

Jason Bauer has served as a director of the Company since May 5, 2011, and as the senior vice-president of business development since November 14, 2011. Previously, Mr. Bauer held the titles of chief executive officer and president between May and November 2011. He is the co-founder of Holdings, a member of its board of managers and served as Holdings’ chief executive officer since the Company was founded in 2003 through November 14, 2011. Prior to co-founding Holdings, Mr. Bauer was involved in numerous entrepreneurial ventures, including founding Famous Fixins, a manufacturer of celebrity-licensed products, where he served as president and chief executive officer from 1996 through 2002. Mr. Bauer received his BS degree in Marketing and Finance from Boston University. Mr. Bauer serves on the Board of Directors as a designee of the Series A Holders.

As one of the co-founders of Holdings and one of the management representatives on the Company’s Board, Mr. Bauer provides an insider’s perspective in Board discussions about the business and strategic direction of the Company. In addition, he has experience in all aspects of the Company’s business as well as degrees in marketing and finance.

John D. Ireland has served as the chief financial officer of the Company since May 5, 2011, a senior vice president since November 14, 2011 and a treasurer since June 2011. Previously, Mr. Ireland held the title of executive vice president—finance between June and November 2011. He has served as the chief financial officer of Holdings since March 2008. Mr. Ireland has also served as a member/CPA for Accounting Strategies Group, LLC, a certified public accounting firm, since September 2008 and has been the president of ASG, LLC, the predecessor entity to Accounting Services Group LLC, since June 2004. In addition, Mr. Ireland has served as vice president of both C&E Holdings Inc. and Magnolia Bluff, Inc. since 2001. Mr. Ireland has been a certified public accountant since 1985. Mr. Ireland also has served as a director of Provident State Bank, a state bank, since March 2006. Mr. Ireland received his BS degree in Accounting from the University of Maryland and received his MS degree in Taxation from Georgetown University.

Robin Sepe has served as senior vice president, human resources since February 2012. Ms. Sepe brings over 18 years of experience in human resources including organizational development, leadership, succession planning, legal compliance and talent acquisition. Prior to joining the Company, Ms. Sepe served as senior vice president human resources—chief people officer at Modell’s Sporting Goods from 2010 to 2012. Prior to Modell’s Sporting Goods, Ms. Sepe worked at Aeropostale where her last position was vice president, human resources from 1996 to 2010. During her tenure at Aeropostale, Ms. Sepe developed innovative incentive programs that resulted in high retention levels of top tier managers and instituted key succession planning and development programs that helped to grow the organization from within. Ms. Sepe began her career at Barnes & Noble in 1995 and she holds a Bachelor of Arts degree in English from Queens College.

Mark D. Klein has been a director since the Company’s inception, its president and chief executive officer from inception to May 5, 2011 and its chairman of the board from April 2010 until May 5, 2011. In April 2010, Mr. Klein became a managing member and majority partner of M. Klein & Company, LLC, which owns the Klein Group, LLC, a registered broker dealer. Mr. Klein also maintains registration with the Klein Group, LLC as a registered representative and principal. Mr. Klein has been a director of NeXt BDC Capital Corp. since January 2011. Between March 2007 and July 2009, Mr. Klein was the chief executive officer, president and a director of Alternative Asset Management Corporation (“AAMAC”), a special purpose acquisition company he helped form in 2007 and which completed a merger with Great American Group LLC, an asset disposition and valuation and appraisal services company, in July 2009. Mr. Klein has served as a director of Great American Group since July 2009. Mr. Klein is also a registered representative at Ladenburg Thalmann & Co. Inc., an investment banking firm, a managing member of the LTAM Titan Fund, a fund of funds hedge fund, and was one of the principals of Aldebaran Investments, LLC, a private fund which invested in special purpose acquisition companies. From April 2007 until August 2008, Mr. Klein was the chief executive officer of Hanover Group US LLC, an indirect US subsidiary of the Hanover Group, a business services firm. Prior to joining Hanover in 2007, Mr. Klein was chairman of Ladenburg Thalmann & Co. Inc., a leading underwriter of blank check companies, which is engaged in retail and institutional securities brokerage, investment banking and asset management services. From March 2005 to September 2006, he was chief executive officer and president of Ladenburg Thalmann Financial Services, Inc., the parent of Ladenburg Thalmann & Co. Inc., and chief executive officer of Ladenburg Thalmann Asset Management Inc., a subsidiary of Ladenburg Financial Services, Inc. Prior to joining Ladenburg Thalmann, from June 2000 to March 2005, Mr. Klein served as the chief executive officer and president of NBGI Asset Management, Inc. and NBGI Securities, which were the U.S. subsidiaries of the National Bank of Greece, the largest financial institution in Greece. Prior to joining NBGI, Mr. Klein was president and founder of Newbrook Capital Management, founder and managing member of Independence Holdings Partners, LLC, a private equity fund of funds company, and founder and general partner of Intrinsic Edge Partners, a long/short equity hedge fund. Prior to the formation of Newbrook Capital Management and Independence Holdings Partners, LLC, Mr. Klein was a senior portfolio manager for PaineWebber and Smith Barney Shearson, both investment banking firms. Mr. Klein is a graduate of J.L. Kellogg Graduate School of Management at Northwestern University, with a Masters of Management Degree and also received a Bachelors of Business Administration Degree with high distinction from Emory University.

Mr. Klein’s experience and expertise in the investment banking industry provides the Company’s Board with valuable insight into the capital markets and the investing community.

Frederick G. Kraegel has been a director since the Company’s inception. He has been a managing director with Parham Partners LLC, a financial advisory firm since February 2011. He was with Bridge Associates LLC, a financial advisory firm, from February 2003 through January 2012, having served as a senior director and in such capacity served in a number of roles including as financial advisor to the Chapter 7 Trustee of Refco, LLC. Mr. Kraegel was an independent consultant from July 2002 to February 2003. From July 2001 to July 2002 Mr. Kraegel was executive vice president, chief administrative officer and director of AMF Bowling Worldwide, Inc, an operator of bowling centers, where he was hired to provide direction for the Chapter 11 process and financial, information technology and real estate functions. Mr. Kraegel was president and director of Acme Markets of Virginia, Inc., a retail food store chain, from 2000 to 2001 and led the effort in which the retail operations of the 32-store chain were sold. In 1998, he was hired as senior vice president and chief financial officer of Factory Card Outlet Corp., a retail party supply chain, to direct the financial restructuring of the company including the filing a Chapter 11 proceeding in 1999; Mr. Kraegel left the company in 2000 prior to its emergence from bankruptcy in 2002. Mr. Kraegel was with Peat, Marwick Mitchell & Co. (now KPMG LLP) from 1971 – 1987, having been a partner from 1980 – 1987 and is a Certified Public Accountant. Mr. Kraegel graduated from Valparaiso University in 1970 with a Bachelor of Science Degree in Business Administration with a concentration in Accounting. Mr. Kraegel also serves on the boards of Thrivent Financial for Lutherans, The Lutheran University Association, Inc., d/b/a Valparaiso University and Lutheran Services in America, Inc., and Concordia Plan Services, Inc.

Mr. Kraegel brings many years of prior experience with a “Big 8” accounting firm, including experience providing audit and advisory services to a variety of industries as well as prior experience in evaluating businesses and in working with companies with complex financial issues. His prior service as CEO and CFO of other publicly traded companies expands his breadth of knowledge of business and management. His degree in business administration, including a concentration in accounting, qualifies him to serve as a member of the Company’s Audit Committee.

Leonard A. Potter has been a director since the Company’s inception. Mr. Potter is currently the president and chief investment officer of Wildcat Capital Management, LLC, an investment advisory firm. From August 2009 through August 2011, Mr. Potter served as the chief investment officer of Salt Creek Hospitality, a private acquirer and owner of hospitality related assets. From December 2002 through July 2009, Mr. Potter was a managing director of private equity at Soros Fund Management LLC, a privately held investment firm, where, from May 2005 through July 2009, Mr. Potter served as co-head of the private equity group and a member of the private equity investment committee. Mr. Potter has continued to serve as a consultant to Soros Fund Management since August 2009. From

September 1998 until joining Soros Fund Management LLC in 2002, Mr. Potter was a managing director of Alpine Consolidated LLC, a private merchant bank, and from April 1996 through September 1998, Mr. Potter founded and served as a managing director of Capstone Partners LLC, a private merchant bank. Prior to founding Capstone Partners, Mr. Potter was an attorney specializing in mergers, acquisitions and corporate finance at the law firms of Morgan, Lewis & Bockius and Willkie Farr & Gallagher. Mr. Potter is currently a director of Solar Capital Ltd., Solar Senior Capital Ltd. and GSV Capital Corp., each a public business development company, Auto Europe Group, a private car rental company, Stonegate Production Company LLC, a private oil and gas exploration and production company, and Hilton Worldwide, Inc., a private hotel management and ownership company, and is a member of the Board of Trustees of Brandeis University. Mr. Potter has previously served as a director of several other public and private companies. Mr. Potter has a Bachelors of Arts Degree from Brandeis University and a Juris Doctor Degree from the Fordham University School of Law.

Mr. Potter brings to the Board extensive investment and merger and acquisition experience, extensive contacts ranging from private and public company contacts, private equity funds and investment bankers as well as legal experience in mergers, acquisitions and corporate finance. We also consider Mr. Potter’s background in finance and law to be a significant benefit.

Jeffrey D. Roseman has served as a director of the Company since May 5, 2011. He is a founding partner of Newmark Knight Frank Retail, LLC, a real estate services firm, and has served as that company’s executive vice president since 2004. Prior to joining Newmark Knight Frank Retail, Mr. Roseman was employed by New Spectrum Realty Services, a real estate brokerage firm, for approximately ten years, last serving as that company’s senior vice president. Mr. Roseman has completed transactions totaling more than $2 billion and encompassing more than 10 million square feet of retail space. Mr. Roseman has assisted numerous retailers on their entry and expansion strategies, both nationally and internationally, including such companies as Urban Outfitters, Equinox, The Palm Restaurant, Pret A Manger and Chipotle Mexican Grill. Mr. Roseman has served on the Hillyer College Board of Directors, the University of Hartford since March 2008 and on the Real Estate Board of New York Board of Directions since January 2012. Mr. Roseman serves on the Board of Directors of the Company as a designee of the Series A Holders.

Mr. Roseman’s extensive experience in landlord and tenant representation and assistance to retailers on their entry and expansion strategies both nationally and internationally, including well-known restaurants and food chains, is particularly relevant to the Company as it seeks to expand its retail locations.

Andrew J. Moger has served as a director of the Company since June 2011. He is the founder and chief executive officer of Branded Concept Development, Inc., an outsourced real estate and construction management firm for restaurant and retail concepts. Mr. Moger is also the founder and chief executive officer of BCD Strategic Investments, LLC, which holds an equity position in a franchisee of Five Guys Burgers and Fries. BCD Development Partners, LLC, an affiliate of BCD Strategic Investments, LLC, holds an equity position in a franchisee of Wahoo’s Fish Tacos, as well as an equity position in Melt Shop Grilled Cheese, a specialty sandwich chain, of which Mr. Moger is also a founder. BCD Strategic Partners, LLC, also an affiliate of BCD Strategic Investments, LLC, is an investor Dinosaur Bar-B-Que, a regional full-service restaurant chain. Mr. Moger also serves on the board of directors of Dinosaur Bar-B-Que. Prior to founding Branded Concept Development, Inc. in 2002, Mr. Moger was the president and chief operating officer of Hello Newman, Inc., operator of Two Boots Pizza. Previously, he served as executive vice president of development for Crunch Fitness International, Inc., operator of fitness centers, as well as manager of special projects for Morton’s Restaurant Group, Inc., operator of Morton’s of Chicago. Mr. Moger received a Bachelor of Arts in Political Science from Washington University in St. Louis.

Mr. Moger brings to the Board years of experience developing restaurant and retail concepts and advising branded restaurant and retail concepts across the United States and overseas. His experience includes both managerial and operational as well as from an investment perspective.

Stephen Z. Fass has served as a director of the Company since January 20, 2012. In February 2012, Mr. Fass announced the formation of a new company, FCG Foods, LLC for which he is serving as founder, president and chief executive officer. The company will be doing business as Seth Greenberg’s Authentic New York Brownie Crunch. Beginning in October 2005 he served as a consultant to, and from November 2006 as a partner and vice president of, Ciao Imports LLC, a specialty food importer and distributor. Mr. Fass has also served as a member of Ciao Import’s board since November 2007. From September 2003 to October 2005, he was a partner and vice president of Sales for Vela Di Natura, LLC, an importer of Serbian juices and other specialty foods from Serbia. Beginning in February 2002, Mr. Fass served as a consultant, and from August 2003, as a partner and producer, for At Chefs Theater Inc., a Broadway production featuring star chefs and musical entertainment, where he oversaw all phases of the food operation. From September 1997 to February 2001, he served as vice president and as an executive committee member for ABC Carpet and Home Inc. From January 1994 to June 1997, he served as president of William Greenberg Desserts and Cafés, where Mr. Fass wrote the business plan that took the company public and was a member of its board during the same period. From 1993 to 1995, Mr. Fass served as a full time consultant to the chairman of the board of Fauchon, the renowned Parisian food emporium, and assisted with the Fauchon’s American expansion in both the retail and wholesale markets. Between 1969 and 1992 Mr. Fass held a variety of positions with increasing responsibility in the food division of Bloomingdales and Macy’s. During his tenure at Bloomingdale’s and Macy’s, Mr. Fass was integrally involved in developing such resources as Crabtree & Evelyn, Silver Palate, David’s Cookie, Coach Farm Cheese and Neuhaus and Godiva Chocolates. As vice president of the Marketplace for the Cellar at Macy’s, he oversaw the building of food halls in 16 states and developed Macy’s private label business to over 45% of the total volume of his division.

Mr. Fass brings over 40 years management experience in development of retail food halls and restaurants over multiple states as well as private label development and retail experience for both early stage companies and well-established retail chains such as Macy’s and Bloomingdales.

Jason Bauer, the Company’s senior vice president of business development and director, and Mia Bauer, the Company’s vice president and creative director, are husband and wife. There are no other family relationships among the officers and directors of the Company.

There are no material proceedings to which any director, director nominee, executive officer or affiliate of the Company, any owner of record or beneficial interest of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

No director, director nominee, officer or affiliate of the Company, owner of record or beneficial interest of more than five percent of any class of voting securities of the Company has, to the Company’s knowledge, during the last ten years (i) been convicted of any criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, United States federal or state securities laws or finding any violations with respect to such laws.

CORPORATE GOVERNANCE

The Board of Directors

The Board of Directors oversees the business affairs of the Company and monitors the performance of management. The number of directors constituting the Board of Directors is currently set at nine. The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Audit Committee

The Audit Committee is established pursuant to Section 3(a)(58)(A) of the Exchange Act and assists the Board of Directors in the oversight of the Company’s financial reporting process, accounting functions and internal controls and the appointment, compensation, retention and oversight of the work of any registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work. Its current members are Frederick G. Kraegel (Chair), Leonard A. Potter and Andrew J. Moger. The Board has determined that Mr. Kraegel qualifies as an “audit committee financial expert” as defined by Item 407 of the SEC’s Regulation S-K. The Audit Committee held five formal meetings in person or by teleconference during 2011. The Audit Committee has a written charter, a copy of which is available on the Company’s website at: http://investors.crumbs.com/corporategovernance.cfm. The information on the Company’s website is not a part of this proxy statement.

Compensation Committee

The Compensation Committee held five formal meetings in person or by teleconference during 2011. The principal functions of the Compensation Committee are to evaluate the performance of the Company’s senior executives, to consider the design and competitiveness of the Company’s compensation plans, to review and recommend senior executive compensation and to administer the Company’s equity-based compensation plans. Its current members are Frederick G. Kraegel (Chair), Jeffrey D. Roseman and Stephen Z. Fass. The Compensation Committee has adopted a written charter, a copy of which is available on the Company’s website at http://investors.crumbs.com/corporategovernance.cfm. The information on the Company’s website is not a part of this proxy statement.

Nominating and Governance Committee

The Nominating and Governance Committee held two (2) formal meetings during 2011. The Nominating and Governance Committee assists the Board in identifying individuals qualified to be directors, oversees the composition, structure and evaluation of the Board and its committees, and develops and maintains the Company’s corporate governance guidelines. Its current members are Leonard A. Potter (Chair) and Jeffrey D. Roseman. The Nominating and Governance Committee has adopted a written charter, a copy of which is available on the Company’s website at http://investors.crumbs.com/corporategovernance.cfm. The information on the Company’s website is not a part of this proxy statement.

Board Meetings; Executive Sessions

Members of the Company’s Board of Directors discussed various matters informally on numerous occasions throughout 2011. There were four formal Board meetings in person or by teleconference during 2011. During 2011, all directors serving as such at that time attended at least 75% of the meetings of the Company’s Board.

The policy of the Company’s Board of Directors is that independent directors shall meet in regularly scheduled executive sessions without management and non-independent directors. In addition, the Company’s Audit Committee charter requires that the members of the Audit Committee meet with the Company’s independent auditors in executive session. We adopted such policy and Audit Committee charter in connection with the listing of the Company’s securities on The NASDAQ Capital Market on June 30, 2011.

Director Independence

The Board of Directors reviews the independence of the current and potential members of the Board of Directors in accordance with independence requirements set forth in the NASDAQ Rules and applicable provisions of the Exchange Act and its rules. During its review, the Board considers transactions and relationships between each director and potential director, as well as any member of his or her immediate family, and the Company and its affiliates, including those related-party transactions contemplated by Item 404(a) of the SEC’s Regulation S-K. The Board must affirmatively determine that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company, that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The purpose of this review is to determine whether any such relationships or transactions exist that are inconsistent with a determination that the director is independent.

The Board of Directors has determined that a majority of the members of the Board are “independent directors” as defined by NASDAQ Rule 5605(a)(2), namely, Frederick G. Kraegel, Leonard A. Potter, Edwin H. Lewis, Jeffrey D. Roseman and Stephen Z. Fass. During his service on the Board in 2011, Andrew Fink was an “independent director”. Each member of the Compensation Committee and of the Nominating and Governance Committee is an “independent director” as defined by NASDAQ Rule 5605(a)(2). Each member of the Audit Committee meets the independence standards of NASDAQ Rule 5605(c)(2)(A) except that the Company, as permitted by Exchange Act Rule 10A-3 and NASDAQ Rules, relied upon a limited exception with respect to the independence of Mr. Moger (limiting Mr. Moger’s service to no more than 2 years) inasmuch as entities wholly owned by Mr. Moger acted as both a real estate broker and a project manager for Holdings and received compensation therefor until early 2011. Despite such prior services, the Board determined that membership by Mr. Moger on the Audit Committee was in the best interests of the Company and its stockholders at the time of appointment to the Audit Committee. The Board believes that Mr. Moger’s prior services have not, and will not, materially adversely affect the ability of the Audit Committee to act independently and to satisfy the other requirements of Exchange Act Rule 10A-3.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors does not have a policy as to whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. The current structure is that of a separate chief executive officer and chairman of the Board of Directors. Julian R. Geiger serves as the chief executive officer and president and is responsible for day-to-day leadership of the Company. Edwin H. Lewis serves as the chairman of the Board. The Board of Directors believes this is the most appropriate structure for the Company at this time as it recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as the chairman of the Board, particularly as the Board’s oversight responsibilities continue to grow.

Although the Board of Directors is ultimately responsible for risk oversight of the Company, the Board’s committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk exposures and discusses with management, the independent registered public accountants the Company’s policies with respect to risk assessment and risk management, including risks related to financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies and credit and liquidity matters. The Audit Committee also assists the Board of Directors in fulfilling its duties and oversight responsibilities relating to the Company’s compliance and ethics programs, including compliance with legal and regulatory requirements. The Nominating and Governance Committee annually reviews the Company’s corporate governance guidelines and focuses on succession planning. Finally, the Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company’s compensation policies and programs.

Director Recommendations and Nominations

The Nominating and Governance Committee is responsible for assembling and maintaining a list of qualified candidates to fill vacancies on the Board, and it periodically reviews this list and researches the talent, skills, expertise, and general background of these candidates. The Nominating and Governance Committee will from time to time review and consider candidates recommended by stockholders. Stockholder recommendations should be submitted in writing to: Crumbs Bake Shop, Inc., P.O. Box 388, 145 Main Street, Preston, Maryland 21655, Attention: Secretary.

Whether recommended by a stockholder or chosen independently by the Nominating and Governance Committee, a candidate will be selected for nomination based on his or her talents and the needs of the Board. Although the Board does not have a formal diversity policy, it is expected that the Nominating and Governance Committee will consider such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors may include decision-making ability, judgment, personal integrity and reputation, experience with businesses and other organizations of comparable size, experience as an executive with a publicly traded company, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. Director candidates are expected to be evaluated in view of the criteria described above, as well as other factors deemed to be relevant by the Nominating and Governance Committee, through reviews of biographical and other information, input from others, including members of the Board and executive officers of the Company, and personal discussions with the candidate when warranted by the results of these other assessments. In determining whether to recommend to the Board the nomination for re-election of a director who is a member of the Board, the Nominating and Governance Committee is expected to review the Board performance of such director and solicit feedback about the director from other Board members.

It should be noted that a stockholder recommendation is not a nomination, and there is no guarantee that a candidate recommended by a stockholder will be nominated by the Nominating and Governance Committee. Further, no stockholder, in that capacity, other than a Series A Holder has the right to nominate a Series A Director, as defined in the Series A Certificate of Designation. A stockholder who desires to nominate a candidate for election other than as a Series A Director may do so only in accordance with Section 4 of Article III of the Bylaws, which provides that a stockholder may nominate a person for election to the Board at a meeting of stockholders by notice to the Company’s Chief Financial Officer (the “Nomination Notice”) if the stockholder (i) is entitled to vote for the election of directors at that meeting, (ii) complies with the notice procedures set forth in Section 8(a)(iii) of Article II of the Bylaws, and (iii) the Nomination Notice sets forth (a) the name, age, business address and residence address of the nominee, (b) the principal occupation or employment of the nominee, (c) the class and number of shares of capital stock of the Corporation that are beneficially owned by the nominee, and (d) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to the SEC’s rules and regulations promulgated under Section 14 of the Exchange Act. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director. Section 8(a)(iii) of Article II of the Bylaws provides that the Nomination Notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the date for such meeting, regardless of any postponements, deferrals or adjournments of such meeting to a later date; provided, however, that for any meeting of stockholders for which less than 90 days’ notice or public disclosure of the date of the annual meeting is given or made to stockholders, a stockholder’s notice will be timely if delivered to or mailed and received at the Company’s principal executive offices not later than the 10th day following the day on which public announcement of the date of such meeting of stockholders is first made or sent by us and at least 10 days prior to the date of the meeting. Section 8(a)(iii) provides further that the Nomination Notice must set forth (1) the name and address of the stockholder as they appear on the Company’s books, the name and address of the beneficial owner, if any, on whose behalf the nomination is made, and the name and address of any other stockholders or beneficial owners known by such stockholder to be supporting such nomination, (2) the class and number of shares of the capital stock of the Company which are owned beneficially and of record by such stockholder, by the beneficial owner, if any, on whose behalf the nomination is made and by any other stockholders or beneficial owners known by such stockholder to be supporting such nomination, and (3) any material interest of such stockholder of record and/or of the beneficial owner, if any, on whose behalf the nomination is made, in such nomination and any material interest of any other stockholders or beneficial owners known by such stockholder to be supporting such nomination, to the extent known by such stockholder.

The foregoing is only a summary of the specified provisions of the Bylaws and is qualified in its entirety by the text of those provisions. Each stockholder who desires to nominate a person for election to the Board should carefully review the Bylaws before submitting a written nomination. A copy of Bylaw provisions containing the requirements for submitting a director nomination may be obtained by contacting the Company’ Secretary at the Company’s administrative offices in Preston, Maryland.

A Series A Holder who desires to nominate a candidate for election as a Series A Director may do so only in accordance the terms of the Series A Certificate of Designation. A copy of provisions of the Series A Certificate of Designation containing the requirements for submitting a nomination for election as a Series A Director may be obtained by contacting the Company’ Secretary at the Company’s administrative offices in Preston, Maryland.

Attendance Policy

Although the Company does not have a formal policy regarding attendance by directors at the annual meetings of stockholders, directors are strongly encouraged to attend those annual meetings. All of the directors in office at that time attended the 2011 annual meeting of stockholders.

Communicating with the Board

The Board desires to foster open communications with its security holders regarding issues of a legitimate business purpose affecting the Company. Communications from security holders should be in the form of written correspondence and sent via registered mail or overnight delivery to the Company’s administrative offices, care of the Secretary. Electronic submissions of security holder correspondence will not be accepted. The correspondence shall include supporting documentation evidencing the security holder’s stock or other holdings in the Company. The Secretary shall pass on any such communication, other than a solicitation for a product or service or a request for copies of reports filed with the SEC, to the appropriate Board member. Any security holder correspondence addressed generically to the Board of Directors will be forwarded to the Chairman of the Board.

Code of Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics that applies to all its employees as well as its principal executive, financial and accounting officers. A copy of the Code of Conduct and Ethics can be found on the Company’s website at http://investors.crumbs.com/governance.cfm. The Company intends to satisfy the disclosure requirements regarding any amendments to or waivers from a provision of the Code of Conduct and Ethics that applies to its principal executive, financial and accounting officers by posting such information on its website at the address set forth above.

AUDIT COMMITTEE REPORT

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the accounting firm that we engage as the Company’s independent registered public accounting firm. The Company’s management is responsible for the Company’s internal controls, disclosure controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In the performance of the Audit Committee’s oversight function, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2011 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has also discussed with Rothstein Kass, the Company’s independent registered public accounting firm, the matters requiring discussion pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Prof. Standards, Vol. 1 AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T and such other matters as the Audit Committee has deemed to be appropriate. The Audit Committee has received the written disclosures and letter from Rothstein Kass required by the applicable requirements of the Public Company Accounting Oversight Board regarding Rothstein Kass’ communications with the Audit Committee concerning independence, and has discussed with Rothstein Kass its independence.

On the basis of the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2011 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

By the Members of the Audit Committee:
Frederick G. Kraegel, Chair
Leonard A. Potter
Andrew J. Moger

AUDIT FEES AND SERVICES

The following table shows the aggregate fees billed to the Company for the audit and other services provided by Rothstein Kass, the Company’s independent registered public accounting firm for 2011 and 2010:

	2011	2010
Audit Fees*	$82,500	$24,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	134,000	52,292

Total	$216.500	$76,792

Note:

*	The amount shown for 2010 does not include audit fees of $155,000 for services rendered by Rothstein Kass to Holdings prior to the Merger with respect to the fiscal years ended December 31, 2007 through 2010.

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of the Company’s year-end financial statements and services that are normally provided by Rothstein Kass in connection with regulatory filings.

Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees consist of fees billed for tax planning and tax advice.

All other fees. All other fees consisted of consulting services for the Company’s due diligence review in connection with the investigation of an acquisition target and in connection with consulting services related to the Merger.

The Audit Committee has reviewed summaries of the services provided and the related fees and has determined that the provision of non-audit services is compatible with maintaining the independence of Rothstein Kass.

It is the Audit Committee’s policy to pre-approve all audit and permitted non-audit services, except that de minimis non-audit services, as defined in Section 10A(i)(1) of the Exchange Act, may be approved prior to the completion of the independent auditor’s audit. The Audit Committee was formed in May 2011 and pre-approved all of the services described above that were rendered after such time. The Board pre-approved all services that were provided prior to the formation of the Audit Committee.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

The following table provides information about the compensation paid to or earned by the Company’s directors during 2011 who are not named executive officers. Information regarding compensation paid to or earned by directors who are also named executive officers is presented in the Summary Compensation Table that appears below.

Director Compensation Table
Name	Fees earned or paid in cash ($)	All other compensation ($)	Total ($)
Julian R. Geiger	10,541	—	10,541
Edwin H. Lewis	16,372	—	16,372
Mark D. Klein	13,097	—	13,097
Frederick G. Kraegel	16,372	—	16,372
Leonard A. Potter	13,097	—	13,097
Jeffrey D. Roseman	13,097	—	13,097
Andrew J. Moger	11,521	—	11,521
Stephen Z. Fass	—	—	—
Andrew Fink (1)	—	—	—
Paul Lapping (1)	—	—	—

Note:

(1)	Messrs. Fink and Lapping resigned from the Board on May 5, 2011 and did not receive any compensation for their service on the Board during 2011.

The Company reimburses its directors for their out-of-pocket expenses incurred in connection with their service on the Board of Directors and its committees.

For fiscal year 2011, each non-employee director was paid an annual fee of $20,000, prorated from the time of his appointment through December 31, 2011. In addition, the chairman of the Board and the chairman of the Audit Committee each received an additional annual fee of $5,000, prorated from the time of his appointment through December 31, 2011. All directors of the Company and of its subsidiaries are eligible to participate in the Equity Incentive Plan, which is discussed below in the section entitled “Executive Officer Compensation.”

For fiscal year 2012, each non-employee director will receive an annual fee of $20,000, payable quarterly, with an additional annual fee of $5,000 to the chairman of the Board and to the chairman of the Audit Committee.

Executive Officer Compensation

The following paragraphs provide an overview of the Company’s and Holdings’ compensation policies and programs for 2011, including the period prior to the Merger, generally explain the Company’s compensation objectives, policies and practices with respect to the Company’s officers, and identify the elements of compensation for each of the Company’s “named executive officers” which term is defined by Item 402 of the SEC’s Regulation S-K to include (i) all individuals serving as the Company’s principal executive officer at any time during 2011, (ii) the Company’s two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at December 31, 2011 and whose total compensation (excluding nonqualified deferred compensation earnings) exceeded $100,000, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing item (ii) but for the fact that the individual was not serving as an executive officer of the Company at December 31, 2011. The Board has determined that the Company’s named executive officers for purposes of this proxy statement are Julian R. Geiger, who serves as the Company’s President and Chief Executive Officer; Jason Bauer, who serves as the Company’s Senior Vice President of business development and, until November 14, 2011, served as the Company’s President and Chief Executive Officer, John D. Ireland, who serves as the Company’s Senior Vice President and Chief Financial Officer; Harley Bauer, who served as the Company’s Vice President and Chief Development Officer until February 15, 2012; and Gary Morrow, who served as the Company’s Vice President of Store Operations until November 7, 2011.

Compensation and Benefits Philosophy

The Company designed its compensation and benefits as part of its overall human capital management strategy to facilitate its ability to attract, retain, reward and motivate a high performing executive team. The Company’s compensation philosophy was based on a motivational plan to provide pay-for-performance (at both the individual and Company levels), to enable the Company’s executive team to achieve the Company’s objectives successfully. The Company’s plan was designed to achieve the following goals:

•	To reward efforts leading to the success and accomplishment of the Company’s mission and goals;

•	To attract, motivate and retain a high performing executive team;

•	To recognize and reward individuals whose performance adds significant value to the Company; and

•	To support and encourage executive team performance.

Compensation Elements

In 2011, the Company’s compensation program consisted of the following elements:

•	Base salary; and

•	Benefits and perquisites.

During 2011, the Compensation Committee retained Towers Watson, an independent compensation consultant, to review the Company’s compensation program and provide an analysis of the salaries paid by peer companies to their executive officers and assist the Compensation Committee with the design and implementation of long- and short-term incentive plans. The Compensation Committee considered the advice provided by Towers Watson when setting 2011 base salary levels.

Summary of Compensation

The table below sets forth for the last two fiscal years the total remuneration for services in all capacities awarded to, earned by, or paid to the named executive officers. In 2011 and 2010, executive compensation included annual base salary, discretionary bonuses, awards of equity, and income related to certain perquisites.

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(3)	All other compensation ($)(4)-(6)	Total ($)
Julian R. Geiger	2011	10,541	—	3,755,300	—	3,765,841
President and CEO (1)	2010	—	—	—	—	—

Jason Bauer	2011	637,392	—	—	25,490	662,882
Sr. VP (2)	2010	700,000	—	—	23,379	723,379

John D. Ireland	2011	266,532	—	—	—	266,532
Sr. VP and CFO	2010	210,000	—	—	—	210,000

Harley Bauer	2011	150,000	3,500	—	44,422	197,922
Former VP and Chief Development Officer	2010	150,000	—	—	13,418	163,418

Garry Morrow	2011	180,492	20,000	—	31,842	232,334
Former VP of Store Operations	2010	130,760	—	—	23,003	153,772

Notes:

(1)	Amount reflects director’s fees paid to Mr. Geiger in 2011 for his service on the Company’s Board of Directors.
(2)	Until November 14, 2011, Mr. Bauer served as the Company’s President and CEO.
(3)	Amount reflects the aggregate grant date fair value of Class B Units granted by Holdings and of shares of Series A Voting Preferred Stock granted by the Company computed in accordance with ASC 718. See “Stockholders Equity” Note 11 to the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 regarding assumptions underlying valuation of equity awards.
(4)	For Jason Bauer, the 2011 amount includes $13,928 for a vehicle lease, $2,770 in vehicle insurance premiums, reimbursement for gasoline and vehicle maintenance in the amount of $5,100, and the costs associated with a cell phone, parking, auto repair and utilities; and the 2010 amount includes $13,928 for a vehicle lease, $4,300 in vehicle insurance premiums, reimbursement for gasoline and vehicle maintenance in the amount of $4,131, and the costs associated with a cell phone.

(5)	For Harley Bauer, the 2011 amount includes $39,600 for the rental of an apartment, and reimbursement for parking, gasoline and cell phone use; and the 2010 amount includes $8,290 for the rental of an apartment, reimbursement for gasoline in the amount of $2,203, $2,700 in cell phone expenses, and parking expenses.

(6)	For Mr. Morrow, the 2011 amount includes $7,130 in paid time off, $24,000 in severance payments, and cell phone expenses; and the 2010 amount includes relocation expenses (including moving, travel and temporary lodging) in the amount of $22,235 and reimbursement of the cost of gasoline and a cell phone.

Employment Agreements

The Company and Holdings have entered into employment agreements with each of Julian Geiger, Jason Bauer and John D. Ireland, which are discussed below. Neither the Company nor Holdings entered into an employment agreement with Harley Bauer or Gary Morrow.

Under the terms of his employment, Harley Bauer was entitled to a base salary of $150,000 per annum. During his temporary assignment in Chicago to oversee the Company’s expansion in that territory, the Company paid apartment rent, parking and fuel expenses on his behalf. In 2011, Harley Bauer received a discretionary cash bonus of $3,500, which was awarded in recognition of Mr. Bauer’s service to the Company and Holdings.

Pursuant to Mr. Morrow’s offer letter, he was entitled to a base salary of $200,000 per annum and was eligible to receive a discretionary cash bonus each year of up to $30,000, to be paid by March 31st of the following year. In 2011, the Company determined to award Mr. Morrow a $20,000 cash bonus for his service in 2010. In connection with the termination of his employment with the Company, Mr. Morrow received cash severance in the amount of $24,000.

On November 14, 2011, the Company and Holdings entered into an employment agreement with Julian R. Geiger (the “Geiger Employment Agreement”) pursuant to which Mr. Geiger serves as President and Chief Executive Officer of the Company and Holdings commencing November 14, 2011 and continuing through December 31, 2013.

Pursuant to the Geiger Employment Agreement, Mr. Geiger’s employment began on a full-time basis as of February 6, 2012, and he receives no salary nor participates in any bonus plan of the Company or Holdings that may be in effect during the term of his agreement. Promptly following execution of the Geiger Employment Agreement, Holdings granted to him 799,000 Class B Units and the Company granted to him 79,900 shares of Series A Voting Preferred Stock (the “Compensatory Grants”), subject to the following vesting provisions:

•	50% of the 799,000 Class B Units and of the 79,900 shares of the Series A Voting Preferred Stock vested as of November 14, 2011 (such securities, the “First Tranche”);

•	the remaining 50% of the 799,000 Class B Units and of the 79,900 shares of Series A Voting Preferred Stock will vest on November 14, 2012 (such securities, the “Second Tranche”);

•

upon the termination of Mr. Geiger’s employment by the Company or Holdings without “Cause” or by Mr. Geiger for “Good Reason” prior to November 14, 2012, the Second Tranche will immediately become fully vested;

•

upon the termination of Mr. Geiger’s employment with the Company and Holdings as a result of his death or “Disability” (as defined therein) prior to November 14, 2012, a portion of the Second Tranche will immediately become vested (determined by multiplying the amount of the applicable securities in the Second Tranche by a fraction, the numerator of which is the number of days from November 14, 2011 through the date of the termination and the denominator of which is 365); and

•	the Second Tranche will immediately become fully vested upon a “Change of Control” prior to November 14, 2012.

In addition, pursuant to the Geiger Employment Agreement, Mr. Geiger shall be eligible to receive up to an additional 901,000 Class B Units from Holdings and 90,100 shares of Series A Voting Preferred Stock from the Company pursuant to the terms and conditions of a Securities Grant Agreement (as defined and described below), but subject to the terms and conditions of the Business Combination Agreement. The grant of these contingent securities survives the termination of the Geiger Employment Agreement. Further information about these grants are discussed below in the section entitled “Certain Relationships and Related Transactions.”

For purposes of the Geiger Employment Agreement, “Cause” generally means:

(i)	gross negligence or willful misconduct in the performance of duties;

(ii)	conviction of a fraud, felony or crime of moral turpitude;

(iii)	willful failure to follow instructions of the Board, which instructions are material, legal and not inconsistent with the duties assigned under the Geiger Employment Agreement, and which failure is not cured after written notice, if curable; or

(iv)	any breach of any of the material terms of the Geiger Employment Agreement that is not timely cured upon written notice (if curable).

For purposes of the Geiger Employment Agreement, “Good Reason” generally means:

(i)	any breach of any of the material terms thereof by the Company or Holdings (individually or jointly);

(ii)	without Mr. Geiger’s consent, a material reduction in the authorities, powers, functions and/or duties attached to his position;

(iii)	without Mr. Geiger’s consent, relocation of the principal location of Mr. Geiger’s employment to a location more than 25 miles from its current location;

(iv)	Mr. Geiger is removed from or not re-elected to the Board or the office of Chief Executive Officer of the Company and Holdings (individually or jointly); or

(v)	a “Change of Control”.

For purposes of the Geiger Employment Agreement, a “Change of Control” generally means either:

(i)	the acquisition by any person (as defined by the Securities Exchange Act of 1934, as amended) of beneficial ownership or entity of securities of the Company representing 50% (or more) of the total voting power of all of the Company’s then outstanding voting securities;

(ii)	a merger or consolidation of the Company in which the Company’s voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities (owned by stockholders in substantially the same proportions as their ownership immediately prior to such merger or consolidation) that represent, a majority of the voting power of all of the voting securities of the surviving entity immediately after the merger or consolidation;

(iii)	a sale of substantially all of the assets of the Company or Holdings or a liquidation or dissolution of the Company; or

(iv)	individuals, who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a director of the Company subsequent to the Effective Date as a designee of the holders of the Company’s Series A Voting Preferred Stock or whose election or nomination for election by the Company’s stockholders was approved by the vote of at least a majority of the directors then in office will be deemed a member of the Incumbent Board.

The Geiger Employment Agreement also includes provisions whereby Mr. Geiger is obligated, subject to certain exceptions, to keep the Company’s and Holdings’ proprietary and confidential information secret. The Geiger Employment Agreement also provides that the Company and Holdings will, to the fullest extent permitted by the laws of Delaware, indemnify Mr. Geiger from, and provide to him a right of contribution for and against any loss or action arising out of the discharging of his duties under the Geiger Employment Agreement unless due to his willful misconduct or conviction of a fraud, felony or crime of moral turpitude in accordance with the terms and conditions of the Indemnification Agreement entered into as of November 14, 2011, by and among the Company, Holdings and Mr. Geiger.

On November 14, 2011, the Company, Holdings and Jason Bauer entered into an amended and restated employment agreement (the “Amended Bauer Employment Agreement”), replacing the Employment Agreement among the Company, Holdings and Jason Bauer dated May 5, 2011. Pursuant to the Amended Bauer Employment Agreement, Mr. Bauer was appointed Senior Vice President of Business Development of the Company and Holdings, with the additional title of Founder, for a term commencing November 14, 2011 and ending on December 31, 2013. Commencing on November 14, 2011, Mr. Bauer is entitled to a base salary of $300,000 per annum and an additional salary in an amount up to $30,000 for his aid during the transition period between November 14, 2011 and February 6, 2012, as determined by the Company’s Chief Executive Officer. Mr. Bauer is entitled to an automobile perquisite up to an amount of $1,300 per month. In the event Mr. Bauer’s employment is terminated without “Cause”, he will be entitled to a lump sum payment equal to his base salary for the lesser of nine months or the number of months remaining in the term. Under his prior employment agreements, Mr. Bauer was entitled to a guaranteed payment (as a partner of Holdings for income tax purposes) of $233,333 for the period between January 1, 2011 and May 4, 2011 and a base salary of $700,000 per annum between May 5, 2011 and November 13, 2011.

On November 14, 2011, the Company, Holdings and John D. Ireland entered into a Letter Agreement (the “Letter Agreement”) and on December 21, 2011, as contemplated in the Letter Agreement, entered into an amended and restated employment agreement (together with the Letter Agreement, the “Amended Ireland Employment Agreement”), which replaced the Employment Agreement between the Company, Holdings and John D. Ireland dated May 5, 2011. Pursuant to the Amended Ireland Employment Agreement, Mr. Ireland was appointed as Senior Vice President and Chief Financial Officer of the Company and Holdings for a term commencing on November 14, 2011 and ending on December 31, 2013. Mr. Ireland is entitled to a base salary of $225,000 per annum commencing on November 14, 2011 In the event Mr. Ireland’s employment is terminated without “Cause” he will be entitled to a lump sum payment equal to his base salary for the lesser of nine months or the number of months remaining in the term. Under his prior employment agreement, Mr. Ireland was entitled to a guaranteed payment (as a partner of Holdings for income tax purposes) of $70,000 for the period between January 1, 2011 and May 4, 2011 and a base salary of $325,000 per annum between May 5, 2011 and November 13, 2011.

For purposes of the Amended Bauer Employment Agreement and the Amended Ireland Employment Agreement, the term “Cause” is defined as:

(i)	the willful failure, neglect or refusal to perform duties under their respective agreements, or to follow the lawful instructions of the Chief Executive Officer, which has not been timely cured (if curable) after notice;

(ii)	the commission of any act of fraud or embezzlement against the Company;

(iii)	any breach of any of the material terms of their respective agreements, if not timely cured (if curable) after notice;

(iv)	the conviction of (or pleading guilty or nolo contendere to) any felony; or

(v)	alcohol or other substance abuse which, in the reasonable discretion of the Chief Executive Officer, materially adversely affects the performance of duties and responsibilities.

Equity Incentive Plan

In addition to the arrangement relating to Mr. Geiger’s Compensatory Grants, the Company maintains the Equity Incentive Plan, which was adopted by the Board on May 5, 2011, which is its effective date, and approved by the stockholders on October 25, 2011. The purpose of the Equity Incentive Plan is to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to acquire and maintain an interest in the Company, which interest may be measured by reference to the value of the Company’s Common Stock. The Equity Incentive Plan is administered by the Compensation Committee. It provides for an aggregate of 338,295 shares of Common Stock to be available for awards, which may be in the form of incentive and nonqualified stock options, stock appreciation rights, restricted shares of Common Stock, restricted stock units, stock bonus awards, and performance compensation awards. If an award is forfeited or if any option terminates, expires or lapses without being exercised, the shares of Common Stock subject to such award will again be made available for future grant. Shares that are used to pay the exercise price of an option or that are withheld to satisfy the participant’s tax withholding obligation will not be available for re-grant under the Equity Incentive Plan. If there is any change in the Company’s corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the Equity Incentive Plan, the number of shares covered by awards then outstanding under the Equity Incentive Plan, the limitations on awards under the Equity Incentive Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate. The Equity Incentive Plan has a term of 10 years and no awards may be granted under the Equity Incentive Plan after that date. Detailed information about the Equity Incentive Plan is provided in the section entitled “Proposal 2 – Approval of an Amendment to the Equity Incentive Plan.” As of December 31, 2011, no awards were outstanding under the Equity Incentive Plan.

The following table provides information with respect to outstanding equity awards, made pursuant to all plans under which equity may be issued, held by the named executive officers at December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End
Stock Awards
Name	Number of shares or units that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Julian R. Geiger	399,500	(1)	$1,877,650
	39,950	(2)	$0
Jason Bauer	—		—
John D. Ireland	—		—
Harley Bauer	—		—
Gary Morrow	—		—

Notes:

(1)	Amount relates to 399,500 Class B Units granted by Holdings that vest on November 14, 2012.
(2)	Amount relates to 39,950 shares of Series A Voting Preferred Stock granted by the Company that vest on November 14, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Audit Committee has the responsibility to review and approve all related-party transactions, as contemplated by Item 404 of the SEC’s Regulation S-K, to prevent potential conflicts of interest and to ensure that related party transactions are disclosed in the reports that the Company files with the SEC as and when required by applicable securities laws and regulations. The term “related party transaction” is generally defined as any transaction (or series of related transactions) in which the Company is a participant and the amount involved exceeds the lesser of (i) $120,000 or (ii) one percent of the Company’s average total assets at year end for the last two completed fiscal years, and in which any director, director nominee or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest. The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Company and its subsidiaries.

The following paragraphs discuss related party transactions that occurred during 2010 and 2011 (other than compensation paid or awarded to the Company’s directors, director nominees executive officers that is required to be discussed, or is exempt from discussion, in the section of this proxy statement entitled “Compensation of Directors and Executive Officers”).

Contingent Securities Arrangements

On November 14, 2011, the Company, Holdings and Julian R. Geiger entered into a Securities Grant Agreement (the “Securities Grant Agreement”) pursuant to which Mr. Geiger was issued as of the date thereof (i) 799,000 Class B Units by Holdings and (ii) 79,900 shares of Series A Voting Preferred Stock by the Company, subject to vesting as described above. Mr. Geiger may also be issued up to 901,000 Class B Units by Holdings and up to 90,100 shares of Series A Voting Preferred Stock by the Company. Mr. Geiger will be entitled to these securities if any portion of the Contingency Consideration (as defined in the Business Combination Agreement) becomes issuable pursuant to the Business Combination Agreement, subject to the following terms:

(i)	300,333.3 Class B Units and 30,033.3 shares of Series A Voting Preferred Stock will be issued in the event that the First Stock Target (as defined in the Business Combination Agreement) has been achieved; and/or

(ii)	300,333.3 Class B Units and 30,033.3 shares of Series A Voting Preferred Stock will be issued in the event that the Second Stock Target (as defined in the Business Combination Agreement) has been achieved; and/or

(iii)	300,333.3 Class B Units and 30,033.3 shares of Series A Voting Preferred Stock will be issued in the event that the Third Stock Target (as defined in the Business Combination Agreement) has been achieved; and/or

(iv)	to the extent that not all of the foregoing Stock Targets have been achieved, 450,500 Class B Units and 45,050 shares of Series A Voting Preferred Stock will be issued in the event that the 2013 EBITDA Target (as defined in the Business Combination Agreement) has been achieved; and/or

(v)	to the extent that not all of the foregoing Stock Targets have been achieved, 450,500 Class B Units and 45,050 shares of Series A Voting Preferred Stock will be issued in the event that the 2014 EBITDA Target (as defined in the Business Combination Agreement) has been achieved; and/or

(vi)	any remaining securities not otherwise achieved, up to the entirety of the 901,000 Class B Units and 90,100 shares of Series A Voting Preferred Stock, will be issued in the event that the 2015 EBITDA Target (as defined in the Business Combination Agreement) has been achieved.

Mr. Geiger agreed not to sell, transfer, pledge or otherwise dispose of the Class B Units and Series A Voting Preferred Stock to be issued pursuant to the Securities Grant Agreement for a period of one year commencing on November 14, 2011, except to immediate family members and certain other permitted transferees.

Concurrent with the execution of the Securities Grant Agreement and to fund the issuance of the securities described above, EHL Holdings and Bauer Holdings agreed to forfeit an aggregate of 799,000 Class B Units and 79,900 shares of Series A Voting Preferred Stock as well as their rights to an aggregate of 901,000 Class B Units and 90,100 shares of Series A Voting Preferred Stock to fund the contingent issuance of the same numbers of securities to Mr. Geiger as discussed above.

In connection with the Merger and pursuant to the Business Combination Agreement, Holdings and the Company granted each of Edwin H. Lewis, Jason Bauer, his spouse and his father, and John D. Ireland the opportunity to receive Class B Units from Holdings and shares of Series A Voting Preferred Stock from the Company. Each of these individuals will be entitled to these securities if any portion of the Contingency Consideration becomes issuable pursuant to the Business Combination Agreement, subject to the same terms as apply to Mr. Geiger’s contingent securities as discussed above, in the following amounts:

Vesting Trigger	Edwin H. Lewis	Jason Bauer (1)	John D. Ireland
First Stock Target
Class B Units	653,166.3	476,501.5	36,667.6
Series A Voting Preferred Stock	65,316.7	47,650.0	3,666.8

Second Stock Target
Class B Units	653,166.2	476,501.5	36,667.6
Series A Voting Preferred Stock	65,316.6	47,650.0	3,666.8

Third Stock Target
Class B Units	653,166.2	476,501.6	36,667.5
Series A Voting Preferred Stock	65,316.6	47,649.9	3,666.7

2013 EBITDA Target
Class B Units	979,749.4	714,749.4	55,001.3
Series A Voting Preferred Stock	97,974.9	71,474.9	5,500.2

2014 EBITDA Target
Class B Units	979,749.3	714,749.2	55,001.4
Series A Voting Preferred Stock	97,975.0	71,475.0	5,500.1

2015 EBITDA Target
Class B Units	1,959,498.7	1,429,498.6	110,002.7
Series A Voting Preferred Stock	195,949.9	142,949.9	11,000.3

Note:

(1)	Amounts include the aggregate amounts of securities that may be issued to Mr. Bauer, his spouse, his father and Bauer Holdings.

Banking Arrangements

The following banking agreements were entered into on October 25, 2010, among Holdings, Southeastern Bank and Magnolia Bluff, Inc., a Georgia corporation owned by Edwin H. Lewis and for which John D. Ireland serves as vice president (“Magnolia Bluff”): (i) a Bank Loan Agreement for $575,000, (ii) related Promissory Note for $575,000, and (iii) related Guaranty for $575,000 (collectively, the “Banking Agreements”). The Banking Agreements have been utilized for the purposes of issuing letters of credit required by the landlords of certain of Holdings’ stores. Pursuant to the Banking Agreements, Southeastern Bank issued Irrevocable Standby Letters of Credit for the following stores: New York—Broadway in the amount of $50,000; California – Calabasas in the amount of $9,645; New York – Columbus in the amount of $42,917; New York – Garment Center in the amount of $43,750; California – Americana in the amount of $10,417; New York—Grand Central in the amount of $29,288; Connecticut – Greenwich in the amount of $18,750; New Jersey – Hoboken in the amount of $24,300; New York – Huntington in the amount of $15,750; New York—Lexington in the amount of $17,500; New York—Madison in the amount of $45,600; California – Malibu in the amount of $27,000; New Jersey—Ridgewood in the amount of $7,500; New York -Third Avenue in the amount of $62,500; New York—Union Square in the amount of $41,925; New York—Upper East Side in the amount of $28,144; New Jersey—Westfield in the amount of $9,440; Connecticut -Westport in the amount of $15,000; and New York—Times Square in the amount of $40,000. The Banking Agreements were secured by land fronting Highway 251 and I-95 in McIntosh Co., Georgia owned by Magnolia Bluff. Mr. Lewis, Magnolia Bluff and EHL Holdings have not received any consideration for the security provided in connection with the Banking Agreements. As of December 31, 2010, no amounts were outstanding under the promissory notes related to the Banking Agreements.

As of May 5, 2011, Magnolia Bluff was released from the Banking Agreements. Pursuant to a replacement loan agreement entered into at such time, in the form of a $575,000 revolving line of credit, the Company secured such loan with a $575,000 certificate of deposit in lieu of Magnolia Bluff’s guarantee. Multiple letters of credit amounting to $539,425 was reserved under this line of credit as of December 31, 2011.

Leases

Bauer Holdings (owned by Jason Bauer, his spouse and his father), a Member of Holdings, assumed the lease obligations of certain entities which were merged with and into Crumbs, Inc. for certain Holdings stores pursuant to the following leases: (i) Lease, dated May 23, 2007, by and between SunVic Properties, Inc. and Crumbs Beverly Hills, Inc. for the Beverly Hills location in respect of which rent was paid in the amount of approximately $100,637 in 2010 and approximately $103,752 in 2011 and which has remaining lease obligations of approximately $616,254 as of December 31, 2011; (ii) Standard Retail/Multi-Tenant Lease – Net, dated January 17, 2008, by and between Larchmont Properties, Ltd. and Crumbs Larchmont, Inc., and Lease Addendum, dated January 4, 2008, by and between Larchmont Properties, Ltd. and Crumbs, Inc., d/b/a Crumbs Beverly Hills for the Larchmont location in respect of which rent was paid in the amount of approximately $63,195 in 2010 and approximately $64,932 in 2011 and which has remaining lease obligations of approximately $458,668 as of December 31, 2011; (iii) Retail Lease Agreement, dated October 6, 2005, by and between 1114 TrizecHahn-Swig, L.L.C. and Crumbs 42nd Street, Inc. for the 42nd Street location in respect of which rent was paid in the amount of approximately $38,500 in 2010 and approximately $38,500 in 2011 and which has remaining lease obligations of approximately $169,400 as of December 31, 2011; (iv) Agreement of Lease, dated August 16, 2006, by and between Uniway Partners, L.P. and Crumbs Downtown, Inc. for the Downtown location in respect of which rent was paid in the amount of approximately $127,707 in 2010 and approximately $132,286 in 2011 and which has remaining lease obligations of approximately $722,708 as of December 31, 2011; and (v) Commencement/Expiration Agreement, dated June 22, 2007, by and between RBNB 67 Wall Street Owner LLC and Crumbs Wall Street Inc. for the Wall Street location in respect of which rent was paid in the amount of approximately $85,656 in 2010 and approximately $79,260 in 2011 and which has remaining lease obligations of approximately $534,976 as of December 31, 2011. Bauer Holdings and its owners have not received any consideration for assuming the lease obligations above.

Jason Bauer personally guaranteed the following leases (and corresponding financial obligations): (i) Agreement of Lease, dated June 18, 2010, between One Ten West Fortieth Associates and Holdings for the corporate headquarters in respect of which rent was paid in the amount of approximately $89,327 in 2010 and approximately $166,925 in 2011 and which has remaining lease obligations of approximately $1,791,338 as of December 31, 2011; (ii) Lease, dated May 23, 2007, by and between SunVic Properties, Inc. and Crumbs Beverly Hills, Inc. for the Beverly Hills location in respect of which rent was paid in the amount of approximately $100,637 in 2010 and approximately $103,752 in 2011 and which has remaining lease obligations of approximately $616,254 as of December 31, 2011; (iii) Standard Retail/Multi-Tenant Lease – Net, dated January 17, 2008, by and between Larchmont Properties, Ltd. and Crumbs Larchmont, Inc., and Lease Addendum, dated January 4, 2008, by and between Larchmont Properties, Ltd. and Crumbs, Inc., d/b/a Crumbs Beverly Hills for the Larchmont location in respect of which rent was paid in the amount of approximately $63,195 in 2010 and approximately $64,932 in 2011 and which has remaining lease obligations of approximately

$458,668 as of December 31, 2011; (iv) Agreement of Lease, dated August 16, 2006, by and between Uniway Partners, L.P. and Crumbs Downtown, Inc. for the Downtown location in respect of which rent was paid in the amount of approximately $127,707 in 2010 and approximately $132,286 in 2011 and which has remaining lease obligations of approximately $722,708 as of December 31, 2011. Mr. Bauer has not received any consideration for personally guaranteeing the leases above.

In addition, effective as of May 5, 2011, Jason Bauer and Holdings personally guaranteed the Retail Lease Agreement, dated October 6, 2005, by and between 1114 TrizecHahn-Swig, L.L.C. and Crumbs 42nd Street, Inc. for the 42nd Street location (and corresponding financial obligations).

Jeffrey Roseman, who became a director of the Company upon the consummation of the Merger, is a founding partner and executive vice president of Newmark Knight Frank Retail, LLC (“Newmark”). Since 2008, Newmark has been the real estate broker on certain new locations for Holdings. In each these transactions, all fees were paid by the property owner as per separate brokerage agreements utilizing Real Estate Board of New York (REBNY) standard industry rates. The total commissions earned by Newmark in 2011 and 2010 were $ $505,917 and $113,024, respectively. The commissions earned by Mr. Roseman in 2011 and 2010 were $90,702 and $17,170, respectively.

Effective as of May 5, 2011, Bauer Holdings assigned the following leases, which it had previously assumed: (i) to Crumbs Larchmont, LLC, the Standard Retail/Multi-Tenant Lease — Net, dated January 17, 2008, by and between Larchmont Properties, Ltd. and Crumbs Larchmont, Inc., and Lease Addendum, dated January 4, 2008, by and between Larchmont Properties, Ltd. and Crumbs, Inc., d/b/a Crumbs Beverly Hills for the Larchmont location; (ii) to Crumbs 42nd Street II, LLC, the Retail Lease Agreement, dated October 6, 2005, by and between 1114 TrizecHahn-Swig, L.L.C. and Crumbs 42nd Street, Inc. for the 42nd Street location; and (iii) to Crumbs Wall Street II, LLC the Agreement of Lease, dated June 22, 2007, by and between RBNB 67 Wall Street Owner LLC and Crumbs Wall Street Inc. for the Wall Street location. Bauer Holdings and its owners have not received any consideration for assuming the lease obligations above.

Transactions Related to the Merger

On May 5, 2011, Edwin H. Lewis, who was a founder of Holdings, received 641,394 Class B Units from Holdings, as well as 64,139.4 shares of Series A Voting Preferred Stock from the Company, pursuant to the Business Combination Agreement. On June 22, 2011, Mr. Lewis exchanged the foregoing securities for 641,394 shares of Common Stock.

On May 5, 2011, the Company entered into an agreement (the “Tax Receivable Agreement”) with the Members of Holdings, including Edwin H. Lewis, Jason Bauer and John D. Ireland, that provides for the payment by the Company to the Members of up to 75% of the benefits, if any, that the Company is deemed to realize as a result of (i) the payment of the Merger consideration other than the Class B Units, (ii) the exchange of Class B Units for Common Stock, and (iii) certain other tax benefits in connection with the Merger and related transactions, including tax benefits attributable to payments under the Tax Receivable Agreement. On November 14, 2011, in connection with his appointment as the Company’s President and Chief Executive Officer, Julian R. Geiger became a party to the Tax Receivable Agreement. The Company believes that payments under the Tax Receivable Agreement could be substantial. Assuming no material changes in the relevant tax law, and that the Company earns sufficient taxable income to realize all tax benefits that are attributable to the payment of the Merger consideration other than the Class B Units, the Company expects that, as of the date hereof, initial payments under the Tax Receivable Agreement to each of Edwin H. Lewis, Jason Bauer and persons related to him, John D. Ireland, and Julian Geiger could be as much as $4,251,472, $3,100,936, $238,681 and $1,955,911, respectively.

Registration Rights Agreements

Registration Rights in Connection with Business Combination

On May 5, 2011, the Company entered into a Registration Rights Agreement with the Members, 57th Street Holdings, Morgan Joseph TriArtisan LLC acting as representative for the initial public offering underwriter holders (collectively, the “Underwriter Holders”) and certain service providers (the “Expense Holders”) who received an aggregate of 176,519 shares of Common Stock (the “Expense Shares”) reflecting the following terms and such other terms and conditions reasonably acceptable to the parties to the Business Combination Agreement. Under the terms of the Registration Rights Agreement, (i) the Members will be entitled to certain registration rights for any Common Stock issued or issuable upon the exchange of the Class B Units, (ii) 57th Street Holdings will be entitled to certain registration rights for its Insider Shares (as defined therein), (iii) 57th Street Holdings and the Underwriter Holders are entitled to certain registration rights for their Exchange Shares (as defined therein) and (iv) holders of Expense Shares will be entitled to certain registration rights for their Expense Shares ((i)-(iv) collectively, the “Registrable Securities”), subject to certain limitations and to transfer restrictions. The Members may issue to the Company a written request on up to four occasions that it effect a registration under the Securities Act of 1933, as amended (the “Securities Act”) of all or any portion of the Registrable Securities held by the Members, such requests for registration to be allocated as set forth in the Registration Rights Agreement. A demand notice in respect of a demand registration by the Members may not be delivered prior to November 5, 2011, and the proposed effective date of such registration shall be at least three months from the date of such delivery, unless the Company permits a shorter notice period. An additional demand may be made on October 1, 2012, and the proposed effective date of such registration shall be at least three months from the date of such delivery, unless the Company permits a shorter notice period. In addition, the Members will have certain shelf registration rights beginning on May 5, 2012 provided the Members, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to register Registrable Securities and such other securities (if any) at an aggregate price to the public of at least $1,000,000. In addition, the Members will have unlimited “piggyback” registration rights on registration statements.

The Company agreed to use its commercially reasonable efforts to file within 15 business days of the effective time of the Merger the resale of shares of Common Stock underlying an aggregate of 641,394 specified Class B Units pursuant to a shelf registration statement. Additionally, at any time after February 4, 2012, but before May 25, 2015, the Insider Shares will be subject to a demand registration right; provided, 57th Street Holdings, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to register Registrable Securities and such other securities (if any) at an aggregate price to the public of at least $1,000,000; and provided, further, that 57th Street Holdings shall not have had in excess of 25% of their Registrable Securities included in an effective registration statement. The holders of Insider Shares, Exchange Shares and the Expense Shares will have “piggyback” registration rights which provide these holders the option to register the resale of Registrable Securities if at any time the Company files a registration statement under the Securities Act meeting the requirements set forth in the Registration Rights Agreement. Upon the Company becoming a well-known seasoned issuer, it will be required to promptly register the sale of all of the Registrable Securities under an automatic shelf registration statement (an “ASR”), and to cause such ASR to remain effective thereafter until there are no longer any Registrable Securities registered on such ASR.

The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as minimums, blackout periods and, if a registration is for an underwritten offering, limitations on the number of shares to be included in the underwritten offering may be imposed by the managing underwriter. The Company will bear the expenses incurred in connection with the filing of any such registration statements, other than underwriting discounts and commissions attributable to the Registrable Securities being sold by the holders.

Registration Rights Agreement with Mr. Geiger

On November 14, 2011, the Company entered into a Registration Rights Agreement with Julian R. Geiger (the “Geiger Registration Rights Agreement”) pursuant to which Mr. Geiger will be entitled to certain registration rights for (i) any shares of Common Stock issued upon the exchange of any Class B Units, and, (ii) upon their issuance pursuant to the terms of the Securities Grant Agreement, any shares of Common Stock issued or issuable upon the exchange of any contingent Class B Units, held or beneficially owned by Mr. Geiger (collectively, the “Geiger Registrable Securities”) subject to certain limitations and to transfer restrictions as described below. Mr. Geiger may issue to the Company a written request on up to two occasions at any time beginning six months after the date of the Registration Rights Agreement that the Company effect the registration under the Securities Act of all or any portion of the Geiger Registrable Securities held by him. In addition, the Geiger Registration Rights Agreement provides unlimited “piggyback” registration rights on registration statements.

The registration rights granted in the Geiger Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as minimums, blackout periods and, if a registration is for an underwritten offering, limitations on the number of shares to be included in the underwritten offering may be imposed by the managing underwriter. The Company will bear the expenses incurred in connection with the filing of any such registration statements, other than underwriting discounts and commissions attributable to the Geiger Registrable Securities being sold.

PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS

PROPOSAL 1—ELECTION OF DIRECTORS

The number of directors constituting the Board of Directors is currently set at nine. Of this number, five directors are elected at each annual meeting of stockholders by the holders of outstanding shares of Common Stock and Series A Voting Preferred Stock, voting together as a single class, and the remaining four directors are elected solely by the Series A Holders.

At the 2012 annual meeting, stockholders will be asked to vote on the election of five directors. The Nominating and Governance Committee has recommended, and the Board has nominated, Mark D. Klein, Frederick G. Kraegel, Leonard A. Potter,

Andrew J. Moger, and Stephen Z. Fass for election. Each of the nominees is an incumbent director standing for re-election. If elected, the nominees will serve until the 2013 annual meeting of stockholders and until their successors are duly elected and qualified. Biographical information concerning the director nominees can be found in the section entitled “Information About Directors, Director Nominees and Executive Officers.”

The current Series A Directors are Edwin H. Lewis, Julian R. Geiger, Jason Bauer and Jeffrey D. Roseman, and the Company expects that each of them will be elected by the Series A Holders at or prior to the 2012 annual meeting of stockholders.

Vote Required

The director nominees receiving a plurality of the votes cast at the annual meeting will be elected as directors. Each of the nominees has consented to being named in this proxy statement and to serve his term if elected. As of the date of this proxy statement, the Board is not aware that any nominee is unable or will decline to serve as a director. If a nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority by the persons appointed as proxies for any substitute designated by the Board of Directors.

Board Recommendation

The Company’s Board of Directors recommends that stockholders vote FOR ALL NOMINEES named above.

PROPOSAL 2—APPROVAL OF AN AMENDMENT TO THE EQUITY INCENTIVE PLAN

At the 2012 annual meeting, stockholders will be asked to approve an amendment to the Company’s Equity Incentive Plan to increase by 700,000 shares (the “Additional Shares”) the maximum number of shares of Common Stock that may be issued under the Equity Incentive Plan, from 338,295 to 1,038,295 (the “Plan Amendment”). The Plan Amendment was approved and declared advisable by the Board on April 16, 2012, subject to stockholder approval. The Plan Amendment will become effective if and when it is approved by the stockholders.

Purpose of the Plan and the Plan Amendment

The Equity Incentive Plan was adopted for the purposes of attracting and retaining key personnel and providing a means for directors, officers, employees, consultants and advisors to acquire and maintain an interest in the Company, which interest may be measured by reference to the value of the Company’s Common Stock. The Equity Incentive Plan was adopted by the Board on May 5, 2011 and approved by the Company’s stockholders on October 25, 2011. The Board believes that equity awards are an important element of compensation and that it is in the best interests of the Company and its stockholders to maintain the ability to grant such awards if and when appropriate to further the purposes of the Equity Incentive Plan. As of the date of this proxy statement, only 85,795 shares of Common Stock remain available for issuance pursuant to awards under the Equity Incentive Plan. The Board approved the Plan Amendment and directed that it be submitted to stockholders for approval to ensure that the Company can remain competitive and continue to provide key individuals with this valuable component of compensation. Management believes that in order to build an executive team capable of achieving the Company’s goals, it is imperative that employees be directly linked with the success of the company and believes that a significant portion of their remuneration should be equity based, giving the Company the opportunity to minimize base salary.

Summary of Material Provisions of the Amended Plan

The following summary of key provisions of the Equity Incentive Plan, as amended by the Plan Amendment (the “Amended Plan”), is qualified in its entirety by reference to the Amended Plan document, which is attached to this proxy statement as Appendix A and incorporated herein by reference. The Company urges stockholders to carefully read the Amended Plan document, as it is a legal document that governs the awards to be granted under the Amended Plan.

Number of Shares Authorized

If the Plan Amendment is approved by stockholders, then a total of 785,795 shares will be available for future grant under the Amended Plan. If an award is forfeited or if any option terminates, expires or lapses without being exercised, then the Common Shares subject to such award will again be made available for future grant. Shares that are used to pay the exercise price of an option or that are withheld to satisfy a participant’s tax withholding obligation will not be available for re-grant under the Amended Plan.

If there is any change in the Company’s corporate capitalization, then the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the Amended Plan, the number of shares covered by awards then outstanding under the Amended Plan, the limitations on awards under the Amended Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

Administration

The Amended Plan contemplates that it will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the Amended Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Amended Plan. The Compensation Committee will have full discretion to administer and interpret the Amended Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards will vest and whether and under what circumstances an award may be exercised or paid.

Eligibility for Participation

Employees, directors, officers, advisors or consultants of the Company or its affiliates are eligible to participate in the Amended Plan. The Committee has the sole and complete authority to determine who will be granted an award under the Amended Plan, however, it may delegate such authority to one or more officers of the Company under the circumstances set forth in the Incentive Plan.

Awards Available for Grant

The Amended Plan permits the Compensation Committee to grant stock options (“Options”), stock appreciation rights (“SARs”), shares of restricted stock, restricted stock units, stock bonus awards, and performance compensation awards (including cash bonus awards), or any combination of the foregoing. Each award will be reflected in an agreement between the Company and the participant, will be subject to the applicable terms and conditions of the Amended Plan and any guidelines adopted under the Amended Plan, and may also be subject to other terms and conditions contained in the award agreement consistent with the Amended Plan that the Compensation Committee deems appropriate, including restrictions on vesting and exercise and provisions related to settlement in the event of a participant’s death, disability or termination of employment. The provisions of the various award agreements entered into under the Amended Plan do not need to be identical.

Options. Stock options allow the participant to buy a certain number of shares of Common Stock. The Compensation Committee may grant stock options intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so-called “nonqualified stock options” that are not intended to qualify as incentive stock options (“NQSOs”), or any combination of ISOs and NQSOs. All persons eligible to participate in the Amended Plan may receive a grant of NQSOs. Only employees of the Company and its affiliates may receive a grant of ISOs. To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs (under all of the Company’s equity compensation plans) become exercisable for the first time by a participant during any calendar year exceeds $100,000 (as such amount may be adjusted from time to time by the Internal Revenue Service), such ISOs will be treated as NQSOs. Options will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the Amended Plan, unless the Compensation Committee determines otherwise in the case of an Option substituted for another Option in connection with a corporate transaction, the exercise price of the Options will not be less than the fair market value (as determined under the Amended Plan) of a share of Common Stock on the date of grant (or not less than 110% of the fair market value of a share if an ISO is granted to a person who holder more than 10% of the combined voting power of all classes of stock of the Company). Options will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an Option will be 10 years from the date of grant (or five years in the case of an ISO granted to a person who holds more than 10% of the combined voting power of all classes of stock of the Company). Payment in respect of the exercise of an Option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by the Company’s accountants to avoid an additional compensation charge or have been purchased on the open market, or the Compensation Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, or by such other method as the Compensation Committee may determine to be appropriate.

Stock Appreciation Rights. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share of Common Stock over a certain period of time. SARs will be subject to the terms and conditions established by the Committee and reflected in the award agreement. An Option granted under the Amended Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an Option. SARs granted in connection with an Option shall be subject to terms similar to the Option corresponding to such SARs.

Restricted Stock. An award of restricted stock involves the immediate transfer, by book entry, by the Company to the participant of a specific number of shares of restricted Common Stock that are subject to a risk of forfeiture and a restriction on transferability, as determined by the Compensation Committee. Unless the Compensation Committee determines otherwise in an award agreement, these restrictions will lapse on the third anniversary of the grant date. The Compensation Committee has the discretion to determine that the shares of restricted stock be held in escrow pending the expiration of the restrictions rather than issued in a restricted book entry account. A participant has all of the rights of a holder of a share of Common Stock (except for any restriction on transferability), including the right to vote and receive dividends unless otherwise determined by the Compensation Committee and set forth in the award agreement. Unless determined otherwise by the Compensation Committee, the unvested portion of a restricted stock award will terminate and be forfeited upon termination of the participant’s employment or service with the Company.

Restricted Stock Unit Awards. A restricted stock unit is similar to a stock award, except that no shares of Common Stock are immediately transferred to the participant. In addition, holders of restricted stock units will have no voting rights. Upon the lapse of the restricted period, which will be three years following the date of grant unless the Compensation Committee determines otherwise, the participant is entitled to receive, without any payment to the Company, an amount equal to the fair market value of the shares of Common Stock represented by the restricted stock unit on the date of vesting. Payment to the participant of the restricted stock unit value will be in cash, in shares of Common Stock, or in combination of cash and shares of Common Stock, as determined by the Compensation Committee, and will generally be made on the vesting date. The Compensation Committee will determine the terms of such restricted stock units. Unless the Compensation Committee determines otherwise or specifies otherwise in an award agreement, any unvested units will terminate and be forfeited upon the termination of the participant’s employment or service to the Company.

Stock Bonus Awards. The Amended Plan permits the Compensation Committee to grant awards of unrestricted shares of Common Stock or other awards denominated in shares of Common Stock, either alone or in tandem with other awards, under such terms and conditions as the Committee may determine.

Performance Compensation Awards. The Amended Plan permits the Compensation Committee to grant any award in the form of a performance compensation award by conditioning the vesting of the award on the attainment of specific levels of performance of the Company and/or one or more of the Company’s affiliates, divisions or operational units, or any combination thereof, as determined by the Committee.

Tax Withholding

To the extent that a participant incurs any tax liability in connection with the exercise or receipt of an award under the Amended Plan, the Company has the right to deduct or withhold, or to require the participant to pay to the Company, the amount necessary to satisfy federal, state and local tax withholding obligations. In addition, the Compensation Committee may allow the participant to satisfy the withholding obligation either by delivering unrestricted shares (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by the Company’s accountants to avoid an additional compensation charge or have been purchased on the open market, or by allowing the Company to withhold a portion of the shares to be issued to the participant.

Transferability

Generally, awards granted under the Amended Plan may not be transferred other than by will or the laws of descent and distribution, except that the Compensation Committee may permit awards (other than ISOs) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members or anyone else approved by it. Unless otherwise provided in an award agreement, awards granted under the Amended Plan may be exercised only by the participant during the participant’s lifetime.

Amendment and Termination of the Amended Plan

The Board of Directors may amend, suspend or terminate the Amended Plan at any time; however, stockholder approval of certain amendments may be required by applicable law. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of that participant or recipient. The Amended Plan has a term of 10 years from its effective date and will expire on May 5, 2021 unless sooner terminated by the Board, and no awards may be granted after the termination date.

Change in Control

Except to the extent otherwise provided in an award agreement, in the event of a “Change in Control” (as defined in the Amended Plan) of the Company, all outstanding options and equity awards (other than performance compensation awards) issued under the Amended Plan will become fully vested and performance compensation awards will vest, as determined by the Compensation Committee, based on the level of attainment of the specified performance goals. The Compensation Committee may, in its discretion, cancel outstanding awards and pay the value of such awards to the participants in connection with a Change in Control. The Compensation Committee may also provide otherwise in an award agreement under the Amended Plan.

Business Protection Covenants

The Amended Plan provides that, by accepting an award, each participant agrees (i) to maintain the confidentiality of the Company’s confidential information, (ii) to not publicly defame or disparage the Company or any of its officers, directors, partners, executives or agents at any time following the termination of the participant’s employment or service, and (iii) that all works of authorship, inventions and other intellectual property relating to the Company that the participant creates, individually or together with others, during the term of his or her employment or service will be the Company’s sole and complete property.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the Incentive Plan and the disposition of shares acquired pursuant to the exercise of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options. There are a number of requirements that must be met for a particular option to be treated as a qualified option. One such requirement is that, for treatment of an option as a qualified option, Common Shares acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified options will generally incur no regular federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs. No income will be realized by a participant upon grant of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act). The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. The Company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock Bonus Awards. A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the Common Shares subject to the award are transferred to the participant over the amount the participant paid for such shares, if any. The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement as a result of their total compensation, subject to certain exceptions. The Incentive Plan is intended to satisfy an exception with respect to grants of options to covered employees. In addition, the Incentive Plan is designed to permit certain awards of restricted stock, restricted stock units, cash bonus awards and other awards to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

Registration of the Additional Shares

As soon as is practicable after the Plan Amendment is approved by stockholders, the Company intends to file a registration statement with the SEC under the Securities Act covering the offer and sale of the Additional Shares pursuant to the Amended Plan. The 338,295 shares of Common Stock that were originally authorized for issuance under the Equity Incentive Plan are the subject of a Registration Statement on Form S-8 (File No. 333-179264) that the Company filed with the SEC on January 31, 2012.

Current Stock Price

On April 18, 2012, the closing sales price of the Common Stock as reported on the NASDAQ Capital Market (NASDAQ: CRMB) was $3.10 per share.

Interest of Certain Persons in the Adoption of the Omnibus Plan; Future Omnibus Plan Benefits

Each of the Company’s current directors, director nominees and executive officers has an interest in the proposal to adopt the Plan Amendment, as each is eligible to receive awards under the Amended Plan. The benefits that will be received by or allocated to eligible persons under the Amended Plan, including each of the current directors, each of the director nominees, and each of the named executive officers, the current executive officers as a group, the current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group, are discretionary and are not presently determinable. The benefits that will be received by or allocated to eligible persons under the Equity Incentive Plan, as amended, including each of the current directors, director nominees, and named executive officers (as defined below), the current executive officers as a group, the current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group, are discretionary and are not presently determinable. During 2011, no awards were granted under the Equity Incentive Plan. So far in 2012, 95,000 shares of restricted stock, in the aggregate, have been granted under the Equity Incentive Plan to the current executive officers, 5,600 shares of restricted stock, in the aggregate, have been granted under the Equity Incentive Plan to current directors who are not executive officers, and 151,900 shares of restricted stock, in the aggregate, have been granted under the Equity Incentive Plan to employees, including current officers who are not executive officers.

Required Vote

Approval of the Plan Amendment requires the affirmative vote of the holders of a majority of the shares of the Common Stock and Series A Voting Preferred Stock, voting together as a class, represented in person or by proxy and entitled to vote at the annual meeting.

Board Recommendation

The Company’s Board of Directors recommends that stockholders vote FOR the approval of the Amendment to the Incentive Plan.

Equity Compensation Plan Information

The following table provides information, as of December 31, 2011, with respect to the Equity Compensation Plan, without giving effect to the Plan Amendment:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by securityholders	—	—	338,295
Equity compensation plans not approved by securityholders	—	—	—

Total	338,295	—	338,295

Note:

(1)	In addition to stock options and stock appreciation rights, the Equity Incentive Plan permits the grant of restricted stock awards, restricted stock units, stock bonus awards, and performance compensation awards. Subject to the anti-dilution provisions of the Equity Incentive Plan, the maximum number of shares for which awards may be granted to any one participant in any calendar year is 338,295. Since December 31, 2011, the Company has granted a total of 252,500 shares of restricted stock under the Equity Incentive Plan.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has appointed Rothstein Kass as the Company’s independent registered public accounting firm for the year ending December 31, 2012. Rothstein Kass has served as the Company’s independent registered public accounting firm since the Company’s inception in 2009, and the Audit Committee has concluded that the continued engagement of Rothstein Kass is in the best interests of the Company.

At the annual meeting, stockholders will be asked to ratify this appointment. The Company has been informed that neither Rothstein Kass nor any of its partners have any direct financial interest or any material indirect financial interest in the Company nor have had any connection during the past three years with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of Rothstein Kass is expected to be present at the annual meeting, to make a statement if so desired, and to respond to any appropriate questions.

The Board of Directors, prior to recommending the appointment of Rothstein Kass in connection with the audit for the fiscal year ending December 31, 2012, considered the qualifications of that firm, including its performance previously, its reputation for integrity, competence in the fields of accounting and auditing and its independence.

Recommendation and Vote

To be approved, the ratification of the appointment of Rothstein Kass requires the affirmative vote of the majority of the shares of Common Stock and Series A Voting Preferred Stock, voting together as a single class, present in person or represented by proxy at the annual meeting and entitled to vote thereon.

Because your vote is advisory, it will not be binding upon the Audit Committee, overrule any decision made by the Audit Committee, or create or imply any additional fiduciary duty by the Audit Committee. The Audit Committee may, however, take into account the outcome of the vote when considering future auditor appointments.

The Company’s Board of Directors recommends that stockholders vote FOR the ratification of the appointment of Rothstein Kass as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

PROPOSAL 4 –BOARD AUTHORIZATION TO ADJOURN AND POSTPONE THE ANNUAL MEETING

If, at the annual meeting, the number of shares of Common Stock and Series A Voting Preferred Stock, present in person or by proxy, is insufficient to constitute a quorum or if shares of Common Stock and Series A Voting Preferred Stock voting in favor of one or more of the proposals is insufficient to elect each of the five nominees to the Board of Directors, as described in Proposal 1, to approve the Plan Amendment, as described in Proposal 2, or to ratify the appointment of the Company’s independent registered public accounting firm, as described in Proposal 3, then the Board intends to move to adjourn and postpone the annual meeting to a later date or dates, if necessary, to enable the Board to solicit additional proxies. In that event, we will ask the Company’s stockholders to vote only upon the adjournment and postponement of the annual meeting, as described in this Proposal 3, and not any of the other proposals.

In this proposal, stockholders will be asked to grant discretionary authority to the holder of any proxy solicited by the Board of Directors so that such holder can vote in favor of the proposal to adjourn and postpone the annual meeting to a later date or dates, if necessary, so that the Board can solicit additional proxies. If the stockholders approve this adjournment proposal, then we could adjourn the annual meeting, and any adjourned session of the annual meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against any of the proposals to defeat the proposal, we could adjourn the annual meeting without a vote on the election of five director nominees, the approval of the Plan Amendment, or the and ratification of the appointment of the independent registered public accounting firm and seek to convince the holders of those shares to change their votes in favor or the proposals.

Generally, if the annual meeting is adjourned, no notice of the adjourned meeting is required to be given to stockholders, other than announcement at the annual meeting of the place, date and time to which the meeting is adjourned. However, the Company’s Bylaws provide that if the adjournment or adjournments are for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting.

Required Vote

To be approved, the proposal to adjourn and postpone the annual meeting requires the affirmative vote of the holders of a majority of the shares of Common Stock and Series A Voting Preferred Stock, voting together as a class, present in person or represented by proxy at the annual meeting, whether or not a quorum is present.

Board Recommendation

The Company’s Board of Directors recommends that stockholders vote FOR the proposal to authorize the Board of Directors to adjourn and postpone the annual meeting of stockholders to allow time for the further solicitation of proxies.

ADDITIONAL INFORMATION

Submission of Stockholder Proposals for the 2013 Annual Meeting

A stockholder who desires to present a proposal on a matter appropriate for stockholder action pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement and voted on by the stockholders at the 2013 annual meeting of stockholders must submit a written proposal, including all supporting information, to the Company’s Chief Financial Officer at its principal executive offices no later than December 28, 2012 (120 days prior to the date of mailing of the proxy statement for that meeting based on this year’s proxy statement date) and must meet all other requirements for inclusion in the proxy statement. As provided in Section 8(a)(iii) of Article II of the Bylaws, if a stockholder intends to present a proposal for business to be considered at the 2013 annual meeting of stockholders but does not seek inclusion of the proposal in the Company’s proxy statement for that meeting, then such proposal, including all supporting information, must be delivered to and received by the Company’s Chief Financial Officer at its principal executive offices no more than 120 days nor less than 90 days before the date set for the 2013 annual meeting of stockholders. The Bylaws provide additional time constraints where the date of the annual meeting is changed. Proposals received by the Company outside of these timelines will be considered untimely. If a stockholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

A copy of the Bylaw provisions containing the requirements for submitting a stockholder proposal may be obtained by contacting the Company’ Secretary at the administrative offices of the Company in Preston, Maryland.

Householding of Proxy Statements

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Although the Company does not “household” its proxy materials, a number of brokers with account holders who are the Company’s stockholders may do so. In that event, a single proxy statement will be delivered to multiple stockholders sharing an address unless the broker receives contrary instructions from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. Upon request, the Company will provide, free of charge, its proxy materials to any stockholder at a shared address who received only a single set of proxy materials. Requests should be directed to the Company’s Secretary at P.O. Box 388, 145 Main Street, Preston, Maryland 21655 or by telephone at (410) 672-1220, Ext. 405. Stockholders who share the same address and currently receive multiple copies of the proxy materials should contact their brokers if they desire to request householding of their communications from the Company.

Other Proposed Action

The Board of Directors does not intend to bring any other matters before the annual meeting, nor does the Board of Directors know of any matters which other persons intend to bring before the annual meeting. If, however, any other matters requiring the vote of the stockholders properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with the recommendation of the Board of Directors. The persons designated as proxies will also have the right to approve any and all adjournments of the meeting for any reason.

INCORPORATION BY REFERENCE

The information contained in this proxy statement with respect to the Audit Committee Report and the Audit Committee charter shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

By Order of the Board of Directors,
Crumbs Bake Shop, Inc.

By:	/s/ Ronda S. Kase
Ronda S. Kase, Secretary

New York, New York

April 27, 2012

APPENDIX A

CRUMBS BAKE SHOP, INC.

EQUITY INCENTIVE PLAN, AMENDED AS PROPOSED

FIRST AMENDMENT

TO

57TH STREET ACQUISITION CORP. (CRUMBS BAKE SHOP, INC.)

EQUITY INCENTIVE PLAN

The Equity Incentive Plan is hereby amended by deleting paragraph (b) of Section 5 and substituting the following in lieu thereof:

“(b) Awards granted under this Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, the Committee is authorized to deliver under this Plan 1,038,295 Common Shares. Subject to adjustment in accordance with Section 12, no Participant shall be granted, during any one (1) year period, Options to purchase Common Shares or Stock Appreciation Rights with respect to more than 338,295 Common Shares or any other Awards with respect to more than 338,295 Common Shares.”

57TH STREET ACQUISITION CORP.

EQUITY INCENTIVE PLAN

1. Purpose. The purpose of the 57th Street Acquisition Corp. Equity Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, members, managers, employees, consultants and advisors (and prospective directors, officers, members, managers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2. Definitions. The following definitions shall be applicable throughout this Plan:

(a) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest as determined by the Committee in its discretion. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award, and Performance Compensation Award granted under this Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Business Combination” has the meaning given such term in the definition of “Change in Control.”

(e) “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by federal law or executive order to be closed

(f) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar document or policy between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement, document or policy (or the absence of any definition of “Cause” contained therein), (A) the Participant’s commission of, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, regardless of whether involving the Company or its Affiliates, (B) the Participant’s conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates in any material way, (C) the Participant’s (1) failure to perform duties as reasonably directed by or on behalf of the Company, (2) material breach of any agreement between the Participant and the Company or its Affiliates (including, without limitation, any consulting, confidentiality, intellectual property assignment, non-solicitation or non-competition agreement), which, if curable, is not cured within 5 Business Days after notice thereof is provided to the Participant or (3) material violation of any rule, regulation, policy or plan for the conduct of (as the case may be) any director, officer, employee, member, manager, consultant or service provider of or to the Company or its Affiliates or its or their business (which, if curable, is not cured within 5 Business Days after notice thereof is provided to the Participant) or (D) the Participant’s gross negligence, fraud, willful malfeasance or material act of disloyalty with respect to the Company or its Affiliates (which, if curable, is not cured within 5 Business Days after notice thereof is provided to the Participant). Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(g) “Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i) Any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Company;

(ii) Any “person” as such term is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is or becomes, directly or indirectly, the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act of securities of the Company that represent more than 50% of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(f), the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (IV) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(f)(iv)(A) and 2(f)(iv)(B), (V) any acquisition involving beneficial ownership of less than 50% of the then-outstanding Common Shares (the “Outstanding Company Common Shares”) or the Outstanding Company Voting Securities that is determined by the Board, based on review of public disclosure by the acquiring Person with respect to its passive investment intent, not to have a purpose or effect of changing or influencing the control of the Company; provided, however, that for purposes of this clause (V), any such acquisition in connection with (x) an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents or (y) any “Business Combination” (as defined below) shall be presumed to be for the purpose or with the effect of changing or influencing the control of the Company;

(iii) During any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board together with any individuals subsequently elected to the Board whose nomination by the stockholders of the Company was approved by a vote of the then incumbent Board (i.e. those members of the Board who either have been directors from the beginning of such two-year period or whose election or nomination for election was previously approved by the Board as provided in this Section 2(f)(iii)) cease for any reason to constitute a majority of the Board;

(iv) The Board or the stockholders of the Company approve and consummate a merger, amalgamation or consolidation (a “Business Combination”) of the Company with any other corporation, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

(v) The date which is 10 Business Days prior to the approval by the Board of the complete liquidation of the Company.

For the avoidance of doubt, the business combination contemplated by the Business Combination Agreement entered into as of January 9, 2011, as amended by that certain Amendment to Business Combination Agreement, dated as of February 18, 2011, Amendment No. 2 to Business Combination Agreement, dated as of March 17, 2011 and Amendment No. 3 to Business Combination Agreement, dated as of April 7, 2011 by and among 57th Street General Acquisition Corp., 57th Street Merger Sub LLC, Crumbs Holdings LLC, and certain other parties set forth therein shall not constitute a Change in Control.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in this Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(i) “Committee” means a committee of at least two people as the Board may appoint to administer this Plan or, if no such committee has been appointed by the Board, the Board.

(j) “Common Shares” means the common shares, par value $0.0001 per share, of the Company (and any stock or other securities into which such common shares may be converted or into which they may be exchanged).

(k) “Company” means 57th Street General Acquisition Corp., a Delaware corporation, together with its successors and assigns. The term “Company” shall further apply to any different corporate name for the Company that may be duly approved in the future.

(l) “Confidential Information” means any and all confidential and/or proprietary trade secrets, knowledge, data, or information of the Company, regardless and whether or not (and in whatever medium) memorialized, and including, without limitation, any: (A) drawings, inventions, methodologies, mask works, ideas, processes, formulas, source and object codes, data, programs, software source documents, works of authorship, know-how, improvements, discoveries, developments, designs and techniques, and all other work product of the Company, whether or not patentable or registrable under trademark, copyright, patent or similar laws; (B) information regarding or relating to plans for research, development, new service offerings and/or products, marketing, advertising and selling, manufacturing, distribution, business plans and strategies (including those relating to acquisitions or new store openings), business forecasts, budgets and unpublished financial statements, licenses, prices and costs, suppliers, customers, customer history, customer preferences, or any related agreements, documents, data, surveys or other written or oral information; (C) any information regarding the skills or compensation of employees, suppliers, agents, and/or independent contractors of the Company; (D) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of the Company; (E) information about the Company’s investment program, trading methodology, or portfolio holdings; or (F) any other oral or written information, data or the like that is not generally available to the public or is labeled confidential or described as confidential.

(m) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(n) “Effective Date” means the date as of which this Plan is adopted by the Board, subject to Section 3 of this Plan.

(o) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

(p) “Eligible Person” means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or its Affiliates).

(q) “Exchange Act” has the meaning given such term in the definition of “Change in Control,” and any reference in this Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(r) “Exercise Price” has the meaning given such term in Section 7(b) of this Plan.

(s) “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on the New York Stock Exchange or another national securities exchange, the closing sales price of the Common Stock reported on such national securities exchange, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on the New York Stock Exchange or another national securities exchange, but is quoted by the OTC Markets Group, Inc. (www.otcmarkets.com) or any successor or alternative recognized over-the-counter market or another inter-dealer quotation system on a last sale basis, the closing bid price or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(t) “Immediate Family Members” shall have the meaning set forth in Section 16(b).

(u) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in this Plan.

(v) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of this Plan.

(w) “Intellectual Property Products” shall have the meaning set forth in Section 15(c) of this Plan.

(x) “Mature Shares” means Common Shares owned by a Participant that are not subject to any pledge or security interest and that have been either previously acquired by the Participant on the open market or meet such other requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Exercise Price or satisfy a withholding obligation of the Participant.

(y) “Negative Discretion” shall mean the discretion authorized by this Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(z) “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(aa) “Option” means an Award granted under Section 7 of this Plan.

(bb) “Option Period” has the meaning given such term in Section 7(c) of this Plan.

(cc) “Outstanding Company Common Shares” has the meaning given such term in the definition of “Change in Control.”

(dd) “Outstanding Company Voting Securities” has the meaning given such term in the definition of “Change in Control.”

(ee) “Participant” means an Eligible Person who has been selected by the Committee to participate in this Plan and to receive an Award pursuant to Section 6 of this Plan.

(ff) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of this Plan.

(gg) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under this Plan.

(hh) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(ii) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(jj) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(kk) “Permitted Transferee” shall have the meaning set forth in Section 16(b) of this Plan.

(ll) “Person” has the meaning given such term in the definition of “Change in Control.”

(mm) “Plan” means this 57th Street Acquisition Corp. Equity Incentive Plan.

(nn) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(oo) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(pp) “Restricted Stock” means Common Shares, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(qq) “SAR Period” has the meaning given such term in Section 8(c) of this Plan.

(rr) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in this Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(ss) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of this Plan.

(tt) “Stock Bonus Award” means an Award granted under Section 10 of this Plan.

(uu) “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(vv) “Subsidiary” means, with respect to any specified Person:

(A) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Outstanding Company Voting Securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(B) any partnership or limited liability company (or any comparable foreign entity (a) the sole general partner or managing member (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (b) the only general partners or managing members (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(ww) “Substitute Award” has the meaning given such term in Section 5(e).

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date, but no Award shall be exercised or paid (or, in the case of a stock Award, shall be granted) unless and until this Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months after the date this Plan is adopted by the Board. The expiration date of this Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of this Plan shall continue to apply to such Awards.

4.	Administration.

(a) The Committee shall administer this Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under this Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under this Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under this Plan. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Whether a quorum is present shall be determined based on the Committee’s charter as approved by the Board.

(b) Subject to the provisions of this Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by this Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of this Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan.

(c) The Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.

(d) Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations, and other decisions under or with respect to this Plan or any Award or any documents evidencing Awards granted pursuant to this Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee, delegate of the Committee or any employee, advisor or agent of the Company or the Board or the Committee (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to this Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from (and the Company shall pay or reimburse on demand for) any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under this Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in this Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer this Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under this Plan.

5.	Grant of Awards; Shares Subject to this Plan; Limitations.

(a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b) Awards granted under this Plan shall be subject to the following limitations: (i) subject to Section 12 of this Plan, the Committee is authorized to deliver under this Plan 338,295 Common Shares. Subject to adjustment in accordance with Section 12, no Participant shall be granted, during any one (1) year period, Options to purchase Common Shares or Stock Appreciation Rights with respect to more than 338,295 Common Shares or any other Awards with respect to more than 338,295 Common Shares.

(c) Use of Common Shares to pay the required Exercise Price or tax obligations, or shares not issued in connection with settlement of an Option or SAR or that are used or withheld to satisfy tax obligations of the Participant shall, notwithstanding anything herein to the contrary, not be available again for other Awards under this Plan. Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash are available again for Awards under this Plan.

(d) Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e) Awards may, in the sole discretion of the Committee, be granted under this Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines

(“Substitute Awards”). The number of Common Shares underlying any Substitute Awards shall be counted against the aggregate number of Common Shares available for Awards under this Plan.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in this Plan.

7.	Options.

(a) Generally. Each Option granted under this Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award agreement. All Options granted under this Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under this Plan.

(b) Exercise Price. The exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant and provided further that, notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.

(c) Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate; provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement: (i) an Option shall vest and become exercisable with respect to 100% of the Common Shares subject to such Option on the third anniversary of the Date of Grant; (ii) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or disability (as determined by the Committee), but not later than the expiration of the Option Period or (B) 90 calendar days following termination of employment or service for any reason other than such Participant’s death or disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period; and (iii) both the unvested and the vested portion of an Option shall expire upon the termination of the Participant’s employment or service by the Company for Cause.

(d) Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or Common Shares valued at the fair market value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company); provided, that such Common Shares are not subject to any pledge or other security interest and are Mature Shares and; (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the

Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a fair market value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. Any fractional Common Shares shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under this Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8.	Stock Appreciation Rights.

(a) Generally. Each SAR granted under this Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award agreement. Any Option granted under this Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Exercise Price. The Exercise Price per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant.

(c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement: (i) a SAR shall vest and become exercisable with respect to 100% of the Common Shares subject to such SAR on the third anniversary of the Date of Grant; (ii) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or disability (as determined by the Committee), but not later than the expiration of the SAR Period or (B) 90 calendar days following termination of employment or service for any reason other than such Participant’s death or disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period; and (iii) both the unvested and the vested portion of a SAR shall expire upon the termination of the Participant’s employment or service by the Company for Cause.

(d) Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the fair market value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the fair market value of one Common

Share on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in Common Shares valued at fair market value, or any combination thereof, as determined by the Committee. Any fractional Common Share shall be settled in cash.

9.	Restricted Stock and Restricted Stock Units.

(a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award agreement.

(b) Restricted Accounts; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award agreement: (i) the Restricted Period shall lapse with respect to 100% of the Restricted Stock and Restricted Stock Units on the third anniversary of the Date of Grant; and (ii) the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award.

(d)	Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a fair market value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award agreement).

(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Common Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the fair market value of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

10. Stock Bonus Awards. The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under this Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under this Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with this Plan as may be reflected in the applicable Award agreement.

11.	Performance Compensation Awards.

(a) Generally. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of this Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational units, or any combination of the foregoing) and shall include the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or revenue growth; (iv) gross profit or gross profit growth; (v) operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (viii) earnings before or after taxes, interest, depreciation and/or amortization; (ix) gross or operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return); (xii) expense targets; (xiii) margins; (xiv) operating efficiency; (xv) objective measures of customer satisfaction; (xvi) working capital targets; (xvii) measures of economic value added; (xviii) inventory control; (xix) enterprise value; (xx) sales; (xxi) debt levels and net debt; (xxii) combined ratio; (xxiii) launch or acquisition (including the timings therefore) of new stores or other facilities; (xxiv) customer retention; (xxv) employee retention; (xxvi) timely completion of new product rollouts; and (xxvii) objective measures of personal targets, goals or completion of projects. Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period and thereafter promptly communicate such Performance Criteria to the Participant.

(d) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. The Committee is authorized at any time during the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

(e) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion, except as is otherwise provided in this Plan, to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of this Plan.

(f) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance Period is completed.

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments that are equitable, including without limitation any or all of the following:

(i) adjusting any or all of (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under this Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of this Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii) canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Common Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Committee) of the Common Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the fair market value of a Common Share subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) or ASC Topic 718, or any successor thereto), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13. Effect of Change in Control. Except to the extent otherwise provided in an Award agreement, in the event of a Change in Control, notwithstanding any provision of this Plan to the contrary, the Committee may provide that, with respect to all or any portion of a particular outstanding Award or Awards:

(a) all of the then outstanding Options and SARs shall immediately vest and become immediately exercisable as of a time prior to the Change in Control;

(b) the Restricted Period shall expire as of a time prior to the Change in Control (including without limitation a waiver of any applicable Performance Goals);

(c) Performance Periods in effect on the date the Change in Control occurs shall end on such date, and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of the Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) through (c) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transactions with respect to the Common Shares subject to their Awards.

14.	Amendments and Termination.

(a) Amendment and Termination of this Plan. The Board may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time; provided, that (i) no amendment to Section 11(c) or Section 14(b) (to the extent required by the proviso in such Section 14(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to this Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of this Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Shares are listed or quoted.

15.	Restrictive Covenants.

(a) Confidentiality. By accepting an Award under this Plan, and as a condition thereof, each Participant agrees not to, at any time, either during their employment or thereafter, divulge, use, publish or in any other manner reveal, directly or indirectly, to any person, firm, corporation or any other form of business organization or arrangement, and to keep in the strictest confidence any Confidential Information, except (i) as may be necessary to the performance of the Participant’s duties to the Company, (ii) with the Company’s express written consent, (iii) to the extent that any such information is in or becomes in the public domain other than as a result of the Participant’s breach of any of his or her obligations under this Section 15(a), or (iv) where required to be disclosed by court order, subpoena or other government process and in such event, the Participant shall cooperate with the Company in attempting to keep such information confidential to the maximum extent possible. Upon the request of the Company or an Affiliate, the Participant agrees to promptly deliver to the Company the originals and all copies, in whatever medium, of all such Confidential Information.

(b) Non-Disparagement. By accepting an Award under this Plan, and as a condition thereof, the Participant acknowledges and agrees that he or she will not defame or publicly criticize the services, business, integrity, veracity or personal or professional reputation of the Company, including its officers, directors, partners, executives or agents, in either a professional or personal manner at any time during or following his or her employment.

(c) Post-Employment Property. By accepting an Award under this Plan, and as a condition thereof, the Participant agrees that any work of authorship, invention, design, discovery, development, technique, improvement, source code, hardware, device, data, apparatus, practice, process, method or other work product whatever (whether patentable or subject to copyright or other intellectual property protection, or not, and hereinafter collectively called “discovery”) related to the business of the Company that the Participant, either solely or in collaboration with others, has made or may make, discover, invent, develop, perfect, or reduce to practice during his, her or its employment by or association with the Company, whether or not during regular business hours and created, conceived or prepared on the Company’s premises or otherwise shall be the sole and complete property of the Company. More particularly, and without limiting the foregoing, the Participant agrees that all of the foregoing and any (i) inventions (whether patentable or not, and without regard to whether any patent therefor is ever sought), (ii) marks, names, or logos (whether or not registrable as trade or service marks, and without regard to whether registration therefor is ever sought), (iii) works of authorship (without regard to whether any claim of copyright therein is ever registered), and (iv) trade secrets, ideas, and concepts ((i) — (iv) collectively, “Intellectual Property Products”) created, conceived, or prepared on the Company’s premises or otherwise, whether or not during normal business hours, shall perpetually and throughout the world be the exclusive property of the Company, as shall all tangible media (including, but not limited to, papers, computer media of all types, and models) in which such Intellectual Property Products shall be recorded or otherwise fixed. The Participant further agrees promptly to disclose in writing and deliver to the Company all Intellectual Property Products created during his, her or its employment by or association with the Company, whether or not during normal business hours. The Participant agrees that all works of authorship created by the Participant during his, her or its employment by or association with the Company shall be works made for hire of which the Company is the author and owner of copyright or other rights thereto. To the extent that any competent decision-making authority should ever determine that any work of authorship created by the Participant during his, her or its employment by or association with the Company is not a work made for hire, by accepting an Award, the Participant assigns (without royalty or other compensation) all right, title and interest in the copyright or other intellectual property therein, in perpetuity and throughout the world, to the Company. To the extent that this Plan does not otherwise serve to grant or otherwise vest in the Company all rights in any Intellectual Property Product created by the Participant during his, her or its employment by or association with the Company, by accepting an Award, the Participant assigns (without royalty or other compensation) all right, title and interest therein, in perpetuity and throughout the world, to the Company. The Participant agrees to execute, immediately upon the Company’s reasonable request and without charge, any further assignments, applications, conveyances or other instruments, at any time, whether or not the Participant is employed by or associated with the Company at the time such request is made, in order to permit the Company and/or its respective assigns to protect, perfect, register, record, maintain, or enhance their rights in any Intellectual Property Product; provided, that, the Company shall bear the cost of any such assignments, applications or consequences. Upon termination of the Participant’s employment by or association with the Company for any reason whatsoever, and at any earlier time the Company so requests, the Participant will immediately deliver to the custody of the person designated by the Company all originals and copies of any documents and other property of the Company in the Participant’s possession, under the Participant’s control or to which he or she may have access.

For purposes of this Section 15, the term “Company” shall include the Company and its Affiliates.

Notwithstanding anything herein or in an Award Agreement to the contrary, the provisions of this Section 15 are meant to apply in addition to, and not in lieu of, any restrictive covenants to which a Participant may be subject.

16.	General.

(a) Award Agreements. Each Award under this Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee.

(b)	Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of this Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement (each transferee described in clauses (A), (B) (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of this Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in this Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under this Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of this Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in this Plan and the applicable Award agreement.

(c)	Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest and are Mature Shares) owned by the Participant having a fair market value equal to such withholding liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(d) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under this Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or any Award agreement. By accepting an Award under this Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under this Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e) International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of this Plan or outstanding Awards (or establish a sub-plan) with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under this Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g) Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate.

(h) No Rights as a Stockholder. Except as otherwise specifically provided in this Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(i)	Government and Other Regulations.

(i) The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares to be offered or sold under this Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan, the applicable Award agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of this Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in this Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under this Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares to the Participant, the Participant’s acquisition of Common Shares from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate fair market value of the Common Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(j) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k) Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l) No Trust or Fund Created. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of this Plan or any Award shall require the Company, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under this Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(m) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with this Plan by any agent of the Company or the Committee or the Board, other than himself.

(n) Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions.

(p) Severability. If any provision of this Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

(q) Obligations Binding on Successors. The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the

Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r) Code Section 162(m) Approval. If so determined by the Committee, the provisions of this Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this clause, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

(s) Expenses; Gender; Titles and Headings. The expenses of administering this Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings shall control.

(t) Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(u) Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code. The Plan and all Awards granted under this Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B) of the Code. Notwithstanding anything in this Plan to the contrary, in no event shall the Committee exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Section 409A of the Code unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

(v) Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares under any Award made under this Plan.

*     *     *

As adopted by the Board of Directors of 57th Street General Acquisition Corp. on May 5, 2011.

As approved by the shareholders of 57th Street General Acquisition Corp. on October 25, 2011.

The Board of Directors recommends a vote “FOR ALL NOMINEES” in Proposal 1. 1. Elect the five (5) director nominees named below to serve on the Board of Directors until 2013 and until their successor are duly elected and qualified. ‘ FOR ALL NOMINEES 01 Mark D. Klein 02 Frederick G. Kraegel ‘ WITHHOLD AUTHORITY FOR 03 Leonard A. Potter ALL NOMINEES 04 Andrew J. Moger 05 Stephen Z. Fass ‘ FOR ALL EXCEPT (see instruction below) INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and strike a line through that nominee’s name in the list above. 5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof, including matters incidental to its conduct. The Board of Directors recommends a vote “FOR” in Proposal 2. 2. Approve an amendment to the Company’s Equity Compensation Plan to increase the maximum number of shares reserved for issuance thereunder. FOR ‘ AGAINST ‘ ABSTAIN ‘ If this proxy is properly executed, then all shares represented hereby will be voted in accordance with the instructions appearing on the proxy. In the absence of specific instructions, proxies will be voted “FOR ALL NOMINEES” with respect to Proposal 1, “FOR” the amendment of the Equity Incentive Plan with respect to Proposal 2, “FOR” the ratification of the appointment of Rothstein Kass with respect to Proposal 3, “FOR” the Board authorization to adjourn and postpone the annual meeting with respect to Proposal 4, and in the discretion of the proxy holders as to any other business that may properly come before the meeting as described in Proposal 5. The Board of Directors recommends a vote “FOR” in Proposal 3. 3. Ratify the appointment of Rothstein Kass as the Company’s independent registered public accounting firm for 2013. FOR ‘ AGAINST ‘ ABSTAIN ‘ The Board of Directors recommends a vote “FOR” in Proposal 4. 4. Authorize the Board of Directors to adjourn and postpone the annual meeting to a later date or dates if there are insufficient votes present or represented by proxy at the annual meeting to approval the proposals or any of them. FOR ‘ AGAINST ‘ ABSTAIN ‘

PLEASE SIGN AND DATE. Dated , 2012 Signature Printed Name Signature Printed Name Joint Owners Should Each Sign, Attorneys-in-Fact, Executors, Administrators, Custodians, Partners, or Corporate Officers Should Give Their Full Title. Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. PLEASE DATE, SIGN AND RETURN THIS PROXY NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 14, 2012: The attached Proxy Statement and Crumbs Bake Shop, Inc.’s Annual Report to Stockholders (including its Annual Report on Form 10-K) for the year ended December 31, 2011 are available at http://www.cstproxy.com/crumbs/2012.